As filed with the Securities and Exchange Commission on November 29, 2001
                                        Registration No. 33-81476

-------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------


                            Post-Effective Amendment
                               No. 13 on Form S-3
                                     under
                           The Securities Act of 1933



                              --------------------

                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
             (Exact name of registrant as specified in its charter)

California            6311                           86-0198983
(State or other       (Primary Standard              (I.R.S. Employer
jurisdiction of       Industrial Classification      Identification No.)
incorporation or      Number)
organization)

                               1 SunAmerica Center
                       Los Angeles, California 90067-6022
                                 (310) 772-6000
               (Address, including zip code, and telephone number,
                      including area code, or registrant's
                          principal executive offices)


                          Christine A. Nixon, Esquire
                     Anchor National Life Insurance Company
                               1 SunAmerica Center
                       Los Angeles, California 90067-6022
                                 (310) 772-6000
 (Name, address, including zip code, and telephone number, including area code of agent for service)
                             ----------------------

        Approximate date of commencement of proposed dale to the public: As soon after the effective date of this Registration Statement as is practicable.

        If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             ----------------------

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.


        Registrant is filing this Post-Effective Amendment No. 13 for the sole purpose of adding to the Registration Statement certain Prospectuses pursuant to oral permission to do so provided by Mr. William Kotapish to Anchor National. The Registrant does not intend for this Post-Effective Amendment No. 13 to delete from the Registration Statement, any document included in the Registration Statement but not filed here, including any currently effective Prospectus or supplement thereto.

                                 [LOGO TO COME]


                                   PROSPECTUS

                               December 10, 2001


                   ALLOCATED FIXED AND VARIABLE GROUP ANNUITY
                                   issued by
                         VARIABLE ANNUITY ACCOUNT FIVE
                                      and
                     ANCHOR NATIONAL LIFE INSURANCE COMPANY


The annuity contract has 20 investment choices - 3 fixed investment options which offer interest rates guaranteed by Anchor National for different periods of time, 9 variable investment SELECT PORTFOLIOS, 4 variable investment FOCUSED PORTFOLIOS and 4 variable investment SEASONS STRATEGIES:


           SELECT PORTFOLIOS                        FOCUSED PORTFOLIOS                       SEASONS STRATEGIES
            LARGE CAP GROWTH                           FOCUS GROWTH                                GROWTH
          LARGE CAP COMPOSITE                    FOCUS GROWTH AND INCOME                      MODERATE GROWTH
            LARGE CAP VALUE                            FOCUS VALUE                            BALANCED GROWTH
             MID CAP GROWTH                           FOCUS TECHNET                         CONSERVATIVE GROWTH
             MID CAP VALUE
               SMALL CAP
          INTERNATIONAL EQUITY
        DIVERSIFIED FIXED INCOME
            CASH MANAGEMENT

              all of which invest in the underlying portfolios of

                              SEASONS SERIES TRUST
                              which is managed by:


           SELECT PORTFOLIOS                        FOCUSED PORTFOLIOS                       SEASONS STRATEGIES
      AIG GLOBAL INVESTMENT CORP.              AMERICAN CENTURY INVESTMENT               JANUS CAPITAL CORPORATION
     GOLDMAN SACHS ASSET MANAGEMENT                  MANAGEMENT, INC.               PUTNAM INVESTMENT MANAGEMENT, L.L.C.
  GOLDMAN SACHS ASSET MANAGEMENT INT'L             DRESDNER RCM GLOBAL               SUNAMERICA ASSET MANAGEMENT CORP.
       JANUS CAPITAL CORPORATION                      INVESTORS LLC                    T. ROWE PRICE ASSOCIATES, INC.
           LORD, ABBETT & CO.                  FRED ALGER MANAGEMENT, INC.           WELLINGTON MANAGEMENT COMPANY, LLP
   SUNAMERICA ASSET MANAGEMENT CORP.              HARRIS ASSOCIATES L.P.
     T. ROWE PRICE ASSOCIATES, INC.              JENNISON ASSOCIATES LLC.
   WELLINGTON MANAGEMENT COMPANY, LLP                MARSICO CAPITAL
                                                     MANAGEMENT, LLC
                                                     SUNAMERICA ASSET
                                                     MANAGEMENT CORP.
                                                    THIRD AVENUE FUNDS
                                                   THORNBURG INVESTMENT
                                                     MANAGEMENT, INC.
                                                    VANWAGONER CAPITAL
                                                     MANAGEMENT INC.


You can put your money into any one or all of the SELECT PORTFOLIOS, FOCUSED PORTFOLIOS, SEASONS STRATEGIES and/or fixed investment options.


Please read this prospectus carefully before investing and keep it for your future reference. It contains important information you should know about the Seasons Triple Elite Variable Annuity.



To learn more about the annuity offered by this prospectus, you can obtain a copy of the Statement of Additional Information ("SAI") dated December 10, 2001. The SAI has been filed with the Securities and Exchange Commission ("SEC") and can be considered part of this prospectus.



The table of contents of the SAI appears on page 39 of this prospectus. For a free copy of the SAI, call us at 800/445-SUN2 or write our Annuity Service Center at, P.O. Box 54299, Los Angeles, California 90054-0299.


A registration statement has been filed with the SEC under the Securities Act of 1933 relating to the contract. This prospectus does not contain all the information in the registration statement as permitted by SEC regulations. The omitted information can be obtained from the SEC's principal office in Washington, D.C., upon payment of a prescribed fee.

In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, materials incorporated by reference and other information filed electronically with the SEC.

ANNUITIES INVOLVE RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL, AND ARE NOT A DEPOSIT OR OBLIGATION OF, OR GUARANTEED OR ENDORSED BY, ANY BANK. THEY ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


Anchor National's Annual Report on Form 10-K for the year ended December 31, 2000, and its quarterly report on Form 10-Q for the quarter ended March 31, June 30, and September 30, 2001 are incorporated herein by reference.



All documents or reports filed by Anchor National under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the effective date of this prospectus are also incorporated by reference. Statements contained in this prospectus and subsequently filed documents which are incorporated by reference or deemed to be incorporated by reference are deemed to modify or supersede documents incorporated herein by reference.


Anchor National files its Exchange Act documents and reports, including its annual and quarterly reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000006342.

Anchor National is subject to the informational requirements of the Securities and Exchange Act of 1934 (as amended). We file reports and other information with the SEC to meet those requirements. You can inspect and copy this information at SEC public facilities at the following locations:

WASHINGTON, DISTRICT OF COLUMBIA
450 Fifth Street, N.W., Room 1024
Washington, D.C. 20549

CHICAGO, ILLINOIS
500 West Madison Street
Chicago, IL 60661

NEW YORK, NEW YORK

233 Broadway

New York, NY 10048

To obtain copies by mail, contact the Washington, D.C. location. After you pay the fees as prescribed by the rules and regulations of the SEC, the required documents are mailed.

Registration statements under the Securities Act of 1933, as amended, related to the contracts offered by this prospectus are on file with the SEC. This prospectus does not contain all of the information contained in the registration statements and exhibits. For further information regarding the separate account, Anchor National and its general account, the Variable Portfolios and the contract, please refer to the registration statements and exhibits.

The SEC also maintains a website (http:// www.sec.gov) that contains the SAI, materials incorporated by reference and other information filed electronically with the SEC by Anchor National.

Anchor National will provide without charge to each person to whom this prospectus is delivered, upon written or oral request, a copy of the documents incorporated by reference. Requests for these documents should be directed to Anchor National's Annuity Service Center, as follows:

     Anchor National Life Insurance Company
     Annuity Service Center
     P.O. Box 54299
     Los Angeles, California 90054-0299
     Telephone Number: (800) 445-SUN2

SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION

Indemnification for liabilities arising under the Securities Act of 1933 (the "Act") is provided to Anchor National's officers, directors and controlling persons. The SEC has advised that it believes such indemnification is against public policy under the Act and unenforceable. If a claim for indemnification against such liabilities (other than for Anchor National's payment of expenses incurred or paid by its directors, officers or controlling persons in the successful defense of any legal action) is asserted by a director, officer or controlling person of Anchor National in connection with the securities registered under this prospectus, Anchor National will submit to a court with jurisdiction to determine whether the indemnification is against public policy under the Act. Anchor National will be governed by final judgment of the issue. However, if in the opinion of Anchor National's counsel this issue has been determined by controlling precedent, Anchor National will not submit the issue to a court for determination.

TABLE OF CONTENTS


GLOSSARY....................................................    4
HIGHLIGHTS..................................................    5
FEE TABLES..................................................    6
    Owner Transaction Expenses..............................    6
    Annual Separate Account Expenses........................    6
    Optional Seasons Estate Advantage Death Benefit Fee.....    6
    Optional Earnings Advantage Fee.........................    6
    Optional Income Protector Fee...........................    6
    Investment Portfolio Expenses of Variable Portfolios....    7
EXAMPLES....................................................    8
THE SEASONS TRIPLE ELITE VARIABLE ANNUITY...................   10
PURCHASING A SEASONS TRIPLE ELITE VARIABLE ANNUITY..........   11
    Allocation of Purchase Payments.........................   11
    Accumulation Units......................................   11
    Free Look...............................................   12
INVESTMENT OPTIONS..........................................   12
    Variable Investment Options.............................   12
      The PORTFOLIOS........................................   13
      The SEASONS STRATEGIES................................   14
    Market Value Adjustment.................................   16
    Transfers During the Accumulation Phase.................   17
    Dollar Cost Averaging Program...........................   18
    Asset Allocation Rebalancing Program....................   19
    Principal Advantage Program.............................   19
    Voting Rights...........................................   20
    Substitution............................................   20
ACCESS TO YOUR MONEY........................................   20
    Free Withdrawal Provision...............................   20
    Systematic Withdrawal Program...........................   22
    Minimum Contract Value..................................   22
    Qualified Contract Owners...............................   22
DEATH BENEFIT...............................................   22
    Standard Death Benefit..................................   23
    Seasons Estate Advantage Death Benefit(s)...............   23
    Spousal Continuation....................................   25
EXPENSES....................................................   26
    Insurance Charges.......................................   26
    Withdrawal Charges......................................   26
    Investment Charges......................................   27
    Contract Maintenance Fee................................   27
    Transfer Fee............................................   27
    Optional Seasons Estate Advantage Fee...................   27
    Optional Income Protector Fee...........................   27
    Premium Tax.............................................   27
    Income Taxes............................................   28
    Reduction or Elimination of Charges and Expenses, and
     Additional Amounts Credited............................   28
INCOME OPTIONS..............................................   28
    Annuity Date............................................   28
    Income Options..........................................   28
    Allocation of Annuity Payments..........................   29
    Transfers During the Income Phase.......................   30
    Deferment of Payments...................................   30
    Income Protector........................................   30
TAXES.......................................................   33
    Annuity Contracts in General............................   33
    Tax Treatment of Distributions--Non-qualified
     Contracts..............................................   33
    Tax Treatment of Distributions--Qualified Contracts.....   33
    Minimum Distributions...................................   34
    Tax Treatment of Death Benefits.........................   35
    Diversification.........................................   35
PERFORMANCE.................................................   35
OTHER INFORMATION...........................................   37
    Anchor National.........................................   37
    The Separate Account....................................   37
    Custodian...............................................   37
    The General Account.....................................   37
    Distribution of the Contract............................   37
    Administration..........................................   38
    Legal Proceedings.......................................   38
    Ownership...............................................   38
    Independent Accountants.................................   38
    Registration Statement..................................   38
TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION....   39
APPENDIX A--MARKET VALUE ADJUSTMENT ("MVA").................  A-1
APPENDIX B--DEATH BENEFITS FOLLOWING SPOUSAL CONTINUATION...  B-1
APPENDIX C--PREMIUM TAXES...................................  C-1
APPENDIX D--HYPOTHETICAL EXAMPLE OF THE OPERATION OF THE
  INCOME PROTECTOR..........................................  D-1

GLOSSARY

We have capitalized some of the technical terms used in this prospectus. To help you understand these terms, we define them in this glossary.

ACCUMULATION PHASE--The period during which you invest money in your contract.

ACCUMULATION UNITS--A measurement we use to calculate the value of the variable portion of your contract during the Accumulation Phase.

ANNUITANT(S)--The person(s) on whose life (lives) we base annuity payments.

ANNUITY DATE--The date on which annuity payments are to begin, as selected by you.

ANNUITY UNITS--A measurement we use to calculate the amount of annuity payments you receive from the variable portion of your contract during the Income Phase.

BENEFICIARY(IES)--The person(s) designated to receive any benefits under the contract if you or the Annuitant dies.

COMPANY--Anchor National Life Insurance Company ("Anchor National"), We, Us, the issuer of this annuity contract.

INCOME PHASE--The period during which we make annuity payments to you.

IRS--The Internal Revenue Service.

NON-QUALIFIED (CONTRACT)--A contract purchased with after-tax dollars. In general, these contracts are not under any pension plan, specially sponsored program or individual retirement account ("IRA").

SELECT OR FOCUSED PORTFOLIO(S)--A sub-account of Variable Annuity Account Five which provides for the variable investment options available under the contract. Each SELECT and FOCUSED PORTFOLIO has a distinct investment objective and is invested in the underlying investment portfolios of the Seasons Series Trust. This investment option allocates assets to an underlying fund in which a portion of the assets is managed by three different advisors.

PURCHASE PAYMENTS--The money you give us to buy the contract, as well as any additional money you give us to invest in the contract after you own it.

QUALIFIED (CONTRACT)--A contract purchased with pretax dollars. These contracts are generally purchased under a pension plan, specially sponsored program or individual retirement account ("IRA").

SEASONS STRATEGY(IES)--A sub-account of Variable Annuity Account Five which provides for the variable investment options available under the contract. Each SEASONS STRATEGY has its own investment objective and is invested in the underlying investment portfolios of the Seasons Series Trust. This investment option allocates assets to three out of six available portfolios, each of which is managed by a different investment advisor.

HIGHLIGHTS
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The Seasons Triple Elite Variable Annuity is a contract between you and Anchor National Life Insurance Company ("Anchor National"). It is designed to help you invest on a tax-deferred basis and meet long-term financial goals. There are minimum Purchase Payment amounts required to purchase a contract. Purchase Payments may be invested in the SELECT PORTFOLIOS, FOCUSED PORTFOLIOS and/or pre-allocated SEASONS STRATEGIES ("Variable Portfolios") and fixed account options. Like all deferred annuities, the contract has an Accumulation Phase and an Income Phase. During the Accumulation Phase, you invest money in your contract. The Income Phase begins when you start receiving income payments from your annuity to provide for your retirement.



FREE LOOK: You may cancel your contract within 10 days after receiving it (or whatever period is required in your state), we will cancel the contract without charging a withdrawal charge. You will receive whatever your contract is worth on the day that we receive your request. The amount refunded may be more or less than your original Purchase Payment. We will return your original Purchase Payment if required by law. Please see PURCHASING A SEASONS TRIPLE ELITE VARIABLE ANNUITY in the prospectus.



EXPENSES: There are fees and charges associated with the contract. Each year, we deduct a $35 contract maintenance fee from your contract, which may be waived for contracts of $50,000 or more. We also deduct insurance charges, which equal 1.55% annually of the average daily value of your contract allocated to the Variable Portfolios. These are investment charges on amounts invested in the Variable Portfolios. If you elect optional features available under the contract we may charge additional fees for these features. A separate withdrawal charge schedule applies to each Purchase Payment. The amount of the withdrawal charge declines over time. After a Purchase Payment has been made in the contract for three complete years, withdrawal charges no longer apply to that portion of the Purchase Payment. Please see the FEE TABLE, PURCHASING A SEASONS TRIPLE ELITE VARIABLE ANNUITY and EXPENSES in the prospectus.


ACCESS TO YOUR MONEY: You may withdraw money from your contract during the Accumulation Phase. If you do so, earnings are deemed to be withdrawn first. You will pay income tax on earnings and untaxed, contributions when you withdraw them. Payment received during the Income Phase are considered partly a return of your original investment. A federal tax penalty may apply if you make withdrawals before age 59 1/2. As noted above, a withdrawal charge may apply. Please see ACCESS TO YOUR MONEY and TAXES in the prospectus.

DEATH BENEFITS: A death benefit feature is available under the contract to protect your Beneficiaries in the event of your death during the Accumulation Phase. Optional enhanced death benefits are also available. Please see DEATH BENEFITS in the prospectus.

INCOME OPTIONS: When you are ready to begin taking income, you can choose to receive income payments on a variable basis, fixed basis or a combination of both. You may also choose from five different options, including an option for income that you cannot outlive. Please see INCOME OPTIONS in the prospectus.

Please read the prospectus carefully for more detailed information regarding these and other features and benefits of the contract, as well as the risks of investing.

INQUIRIES: If you have questions about your contract call your financial representative or contact us at Anchor National Life Insurance Company Annuity Service Center P.O. Box 54299 Los Angeles, California 90054-0299. Telephone
Number: (800) 445-SUN2.

ANCHOR NATIONAL OFFERS SEVERAL DIFFERENT VARIABLE ANNUITY PRODUCTS TO MEET THE DIVERSE NEEDS OF OUR INVESTORS. EACH PRODUCT MAY OFFER DIFFERENT FEATURES AND BENEFITS AND CORRESPONDINGLY DIFFERENT FEES AND CHARGES. WHEN WORKING WITH YOUR FINANCIAL ADVISOR TO DETERMINE THE BEST PRODUCT TO MEET YOUR NEEDS YOU SHOULD CONSIDER, AMONG OTHER THINGS, WHETHER THE FEATURES OF THIS CONTRACT AND THE RELATED FEES PROVIDE THE MOST APPROPRIATE PACKAGE TO HELP MEET YOUR LONG-TERM RETIREMENT SAVINGS GOALS.

Please read the prospectus carefully for more detailed information regarding these and other features and benefits of the contract, as well as the risks of investing.

                                   FEE TABLES
--------------------------------------------------------------------------------

OWNER TRANSACTION EXPENSES

Withdrawal Charge as a percentage of Purchase Payments:


Year 1...........................................    7%
Year 2...........................................    6%
Year 3...........................................    6%
Year 4...........................................    0%



Contract Maintenance
Charge.................  $35 each year ($30 in North
                         Dakota) (waived for Contracts
                         over $50,000)
Transfer Fee...........  No charge for first 15
                         transfers each contract year;
                         thereafter, fee is $25 ($10
                         in Pennsylvania and Texas)
                         per transfer in any contract
                         year.


OPTIONAL SEASONS ESTATE ADVANTAGE DEATH BENEFIT FEE


(The Seasons Estate Advantage Death Benefit offers a choice of one of two optional enhanced death benefits which are described more fully in the prospectus. If elected, the fee is an annualized charge that is deducted daily from your daily net asset value.)



Fee as a percentage of your
  daily net asset value.........  0.15%


OPTIONAL INCOME PROTECTOR FEE

(The Income Protector which is described more fully in the prospectus is optional and if elected the fee is deducted annually from your contract value.)


GROWTH
 RATE    ANNUAL FEE AS A % OF YOUR INCOME BENEFIT BASE*
------   ----------------------------------------------
 0%                0.10%


* The Income Benefit Base, which is described more fully in the prospectus is generally calculated by using your contract value on the date of your effective enrollment in the program and then each subsequent contract anniversary, adding purchase payments made since the prior contract anniversary, less proportionate withdrawals, and fees and charges applicable to those withdrawals.

ANNUAL SEPARATE ACCOUNT EXPENSES
(as a percentage of daily net asset value)


Mortality Risk Charge..........................  1.05%
Expense Risk Charge............................  0.35%
Distribution Expense Charge....................  0.15%
                                                 ----
         Total Separate Account Expenses.......  1.55%


OPTIONAL EARNINGS ADVANTAGE FEE


(Earnings Advantage, an enhanced death benefit feature which is described more fully in the prospectus is optional and if elected, the fee is an annualized charge that is deducted daily from your contract value.)



Fee as a percentage of your
  daily net asset value.........  0.25%

              INVESTMENT PORTFOLIO EXPENSES OF VARIABLE PORTFOLIOS



                              SEASONS SERIES TRUST


(as a percentage of daily net asset value after any applicable reimbursement or waiver of expenses,


         as of the fiscal year end of the Trust ending March 31, 2001)



                                           MANAGEMENT   12b-1 SERVICE      OTHER      TOTAL ANNUAL
                                            FEES(1)       FEES+(1)      EXPENSES(1)    EXPENSES(1)
---------------------------------------------------------------------------------------------------
SELECT PORTFOLIOS
    Large Cap Growth(2)                       0.80%         0.15%           0.30%         1.25%
    Large Cap Composite(2)                    0.80%         0.15%           0.30%         1.25%
    Large Cap Value(2)                        0.80%         0.15%           0.30%         1.25%
    Mid Cap Growth(2)                         0.85%         0.15%           0.30%         1.30%
    Mid Cap Value(2)                          0.85%         0.15%           0.30%         1.30%
    Small Cap(2)                              0.85%         0.15%           0.30%         1.30%
    International Equity(2)                   1.00%         0.15%           0.30%         1.45%
    Diversified Fixed Income(2)               0.70%         0.15%           0.30%         1.15%
    Cash Management(2)                        0.55%         0.15%           0.30%         1.00%
---------------------------------------------------------------------------------------------------
FOCUSED PORTFOLIOS
    Focus Growth*(2)                          1.00%         0.15%           0.30%         1.45%
    Focus Growth and Income*(2)               1.00%         0.15%           0.30%         1.45%
    Focus Value*(2)                           1.00%         0.15%           0.30%         1.45%
    Focus TechNet*(2)                         1.20%         0.15%           0.30%         1.65%
---------------------------------------------------------------------------------------------------


* This portfolio was not available for sale during the entire fiscal year of the Trust. The percentages are based on estimated amounts for the current fiscal year.

(1)Annualized.


(2)For this portfolio, the advisor, SunAmerica Asset Management Corp., has voluntarily agreed to waive fees or expenses, if necessary, to keep operating expenses at or below established maximum amounts. All waivers or reimbursements may be terminated at any time. Only certain portfolios relied upon these waivers and/or reimbursements during the fiscal year, absent fee waivers or reimbursements of expenses by the advisor (or custody credits) the annualized expenses during the fiscal year would have been: Large Cap Growth (1.44%), Large Cap Composite (1.87%), Large Cap Value (1.64%), Mid Cap Growth (1.62%), Mid Cap Value (1.64%), Small Cap (1.84%), International Equity (2.46%), Diversified Fixed Income (1.66%), Cash Management (1.80%), Focus Growth (1.90%), Focus TechNet (3.81%) and Focus Growth and Income (4.35%).


               INVESTMENT PORTFOLIO EXPENSES BY SEASONS STRATEGY

  (based on the total annual expenses of the underlying investment portfolios reflected below after any applicable reimbursement or waiver of expenses, as of the fiscal year end of the Trust ending March 31, 2001)



                                           MANAGEMENT   12b-1 SERVICE      OTHER      TOTAL ANNUAL
                                            FEES(1)       FEES+(1)      EXPENSES(1)    EXPENSES(1)
---------------------------------------------------------------------------------------------------
SEASONS STRATEGY
Growth                                        0.87%         0.15%           0.12%         1.14%
Moderate Growth                               0.85%         0.15%           0.12%         1.12%
Balanced Growth                               0.83%         0.15%           0.16%         1.14%
Conservative Growth                           0.80%         0.15%           0.21%         1.16%
---------------------------------------------------------------------------------------------------



(1)Annualized.


IMPORTANT INFORMATION ABOUT PORTFOLIO EXPENSES IF INVESTED IN SEASONS
STRATEGIES:

The Investment Portfolio Expenses table set forth below identifies the total investment expenses charged by the underlying investment portfolios of Seasons Series Trust. Each contractholder invested in a SEASONS STRATEGY will incur only a portion of the investment expense of those portfolios in which the SEASONS STRATEGY invests. The table above entitled "Investment Portfolio Expenses by SEASONS STRATEGY" shows an approximation of the total investment expenses a contractholder may incur if invested in each respective SEASONS STRATEGY, after the automatic quarterly rebalancing of such SEASONS STRATEGY as described on page 14. The actual investment expenses incurred by contractholders within a SEASONS STRATEGY will vary depending upon the daily net asset value of each investment portfolio in which such SEASONS STRATEGY is invested.


                         INVESTMENT PORTFOLIO EXPENSES
                   FOR SEASONS STRATEGY UNDERLYING PORTFOLIOS

(as a percentage of daily net asset value of each investment portfolio as of the fiscal year end


                      of the Trust ending March 31, 2001)



                                           MANAGEMENT   12b-1 SERVICE      OTHER      TOTAL ANNUAL
                                            FEES(1)       FEES+(1)      EXPENSES(1)    EXPENSES(1)
---------------------------------------------------------------------------------------------------
SEASONS STRATEGY UNDERLYING
PORTFOLIOS
    Stock                                     0.85%         0.15%           0.08%         1.08%
    Asset Allocation: Diversified
      Growth(2)                               0.85%         0.15%           0.12%         1.12%
    Multi-Managed Growth                      0.89%         0.15%           0.15%         1.19%
    Multi-Managed Moderate Growth             0.85%         0.15%           0.14%         1.14%
    Multi-Managed Income/Equity               0.81%         0.15%           0.20%         1.16%
    Multi-Managed Income                      0.77%         0.15%           0.28%         1.20%
---------------------------------------------------------------------------------------------------



(1)Annualized.


(2)Gross of custody credits of 0.01%.


+Although the 12b-1 fees are reflected in the numbers shown here, it was not in effect for the entire fiscal year ended 2001.

 THE ABOVE INVESTMENT PORTFOLIO EXPENSES WERE PROVIDED BY SEASONS SERIES TRUST.
      WE HAVE NOT INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

                                    EXAMPLES


You will pay the following expenses on a $1,000 investment in each Select Portfolio, Focused Portfolio or Seasons Strategy, assuming a 5% annual return on assets, Portfolio Expenses after waiver, reimbursement or recoupment, (assuming the waiver, reimbursement or recoupment will continue for the period shown) if applicable and:

       (a) you surrender the contract at the end of the stated time period and no optional features are elected.


       (b) you elect the optional Seasons Estate Advantage, Earnings Advantage and the Income Protector features with the highest charge offered [0.15%, 0.25% and 0.10%, respectively], and you surrender the contract at the end of the stated period.


       (c) you do not surrender the contract and no optional features are elected.*


       (d) you elect the optional Seasons Estate Advantage, Earnings Advantage and the Income Protector features with the highest charge [0.15%, 0.25% and 0.10%, respectively], and you do not surrender the contract.





                                                    TIME PERIODS
----------------------------------------------------------------------------------------
        SELECT PORTFOLIOS            1 YEAR      3 YEARS     5 YEARS    10 YEARS
----------------------------------------------------------------------------------------
 Large Cap Growth                   (a)  $ 99   (a)  $149   (a)  $152   (a)  $321
                                    (b)  $104   (b)  $164   (b)  $176   (b)  $367
                                    (c)  $ 29   (c)  $ 89   (c)  $152   (c)  $321
                                    (d)  $ 34   (d)  $104   (d)  $176   (d)  $367
 Large Cap Composite                (a)  $ 99   (a)  $149   (a)  $152   (a)  $321
                                    (b)  $104   (b)  $164   (b)  $176   (b)  $367
                                    (c)  $ 29   (c)  $ 89   (c)  $152   (c)  $321
                                    (d)  $ 34   (d)  $104   (d)  $176   (d)  $367
 Large Cap Value                    (a)  $ 99   (a)  $149   (a)  $152   (a)  $321
                                    (b)  $104   (b)  $164   (b)  $176   (b)  $367
                                    (c)  $ 29   (c)  $ 89   (c)  $152   (c)  $321
                                    (d)  $ 34   (d)  $104   (d)  $176   (d)  $367
 Mid Cap Growth                     (a)  $100   (a)  $151   (a)  $155   (a)  $326
                                    (b)  $105   (b)  $166   (b)  $179   (b)  $372
                                    (c)  $ 30   (c)  $ 91   (c)  $155   (c)  $326
                                    (d)  $ 35   (d)  $106   (d)  $179   (d)  $372
 Mid Cap Value                      (a)  $100   (a)  $151   (a)  $155   (a)  $326
                                    (b)  $105   (b)  $166   (b)  $179   (b)  $372
                                    (c)  $ 30   (c)  $ 91   (c)  $155   (c)  $326
                                    (d)  $ 35   (d)  $106   (d)  $179   (d)  $372
 Small Cap                          (a)  $100   (a)  $151   (a)  $155   (a)  $326
                                    (b)  $105   (b)  $166   (b)  $179   (b)  $372
                                    (c)  $ 30   (c)  $ 91   (c)  $156   (c)  $326
                                    (d)  $ 35   (d)  $106   (d)  $179   (d)  $372
 International Equity               (a)  $101   (a)  $155   (a)  $162   (a)  $340
                                    (b)  $106   (b)  $170   (b)  $186   (b)  $385
                                    (c)  $ 31   (c)  $ 95   (c)  $162   (c)  $340
                                    (d)  $ 36   (d)  $110   (d)  $186   (d)  $385
 Diversified Fixed Income           (a)  $ 98   (a)  $146   (a)  $147   (a)  $312
                                    (b)  $103   (b)  $161   (b)  $172   (b)  $358
                                    (c)  $ 28   (c)  $ 86   (c)  $147   (c)  $312
                                    (d)  $ 33   (d)  $101   (d)  $172   (d)  $358
 Cash Management                    (a)  $ 97   (a)  $142   (a)  $140   (a)  $297
                                    (b)  $102   (b)  $157   (b)  $164   (b)  $345
                                    (c)  $ 27   (c)  $ 82   (c)  $140   (c)  $297
                                    (d)  $ 32   (d)  $ 97   (d)  $164   (d)  $345
----------------------------------


* We do not currently charge a surrender charge upon annuitization, unless the contract is annuitized under the Income Protector Program. We will assess any applicable surrender charges upon annuitizations effected using the Income Protector Program as if you had fully surrendered your contract.

----------------------------------------------------------------------------------------
        FOCUSED PORTFOLIOS           1 YEAR      3 YEARS     5 YEARS    10 YEARS
----------------------------------------------------------------------------------------
 Focus Growth                       (a)  $101   (a)  $155   (a)  $162   (a)  $340
                                    (b)  $106   (b)  $170   (b)  $186   (b)  $385
                                    (c)  $ 31   (c)  $ 95   (c)  $162   (c)  $340
                                    (d)  $ 36   (d)  $110   (d)  $186   (d)  $385
 Focus Growth and Income            (a)  $101   (a)  $155   (a)  $162   (a)  $340
                                    (b)  $106   (b)  $170   (b)  $186   (b)  $385
                                    (c)  $ 31   (c)  $ 95   (c)  $162   (c)  $340
                                    (d)  $ 36   (d)  $110   (d)  $186   (d)  $385
 Focus Value                        (a)  $101   (a)  $155   (a)  $162   (a)  $340
                                    (b)  $106   (b)  $170   (b)  $186   (b)  $385
                                    (c)  $ 31   (c)  $ 95   (c)  $162   (c)  $340
                                    (d)  $ 36   (d)  $110   (d)  $186   (d)  $385
 Focus TechNet                      (a)  $103   (a)  $161   (a)  $172   (a)  $358
                                    (b)  $108   (b)  $176   (b)  $195   (b)  $403
                                    (c)  $ 33   (c)  $101   (c)  $172   (c)  $358
                                    (d)  $ 38   (d)  $116   (d)  $195   (d)  $403
----------------------------------



----------------------------------------------------------------------------------------
        SEASONS STRATEGIES           1 YEAR      3 YEARS     5 YEARS    10 YEARS
----------------------------------------------------------------------------------------
 Growth                             (a)  $ 98   (a)  $146   (a)  $147   (a)  $311
                                    (b)  $103   (b)  $161   (b)  $171   (b)  $357
                                    (c)  $ 28   (c)  $ 86   (c)  $147   (c)  $311
                                    (d)  $ 33   (d)  $101   (d)  $171   (d)  $357
 Moderate Growth                    (a)  $ 98   (a)  $146   (a)  $146   (a)  $309
                                    (b)  $103   (b)  $160   (b)  $170   (b)  $356
                                    (c)  $ 28   (c)  $ 86   (c)  $146   (c)  $309
                                    (d)  $ 33   (d)  $100   (d)  $170   (d)  $356
 Balanced Growth                    (a)  $ 98   (a)  $146   (a)  $147   (a)  $311
                                    (b)  $103   (b)  $161   (b)  $171   (b)  $357
                                    (c)  $ 28   (c)  $ 86   (c)  $147   (c)  $311
                                    (d)  $ 33   (d)  $101   (d)  $171   (d)  $357
 Conservative Growth                (a)  $ 98   (a)  $147   (a)  $148   (a)  $313
                                    (b)  $103   (b)  $161   (b)  $172   (b)  $359
                                    (c)  $ 28   (c)  $ 87   (c)  $148   (c)  $313
                                    (d)  $ 33   (d)  $101   (d)  $172   (d)  $359
----------------------------------------------------------------------------------------



                     EXPLANATION OF FEE TABLES AND EXAMPLES



1. The purpose of the Fee Tables is to show you the various expenses you will incur directly and indirectly by investing in the contract. The example reflects owner transaction expenses, separate account expenses including optional benefit fees in some examples and investment portfolio expenses by SELECT PORTFOLIO, FOCUSED PORTFOLIO and SEASONS STRATEGY. We converted the contract administration charge to a percentage (0.09%) using an assumed contract size of $40,000. The actual impact of the administration charge may differ from this percentage and may be waived for contract values over $50,000. Additional information on the portfolio company fees can be found in the Trust prospectus located behind this prospectus.

2. The Examples assume that no transfer fees were imposed. Premium taxes are not reflected but may be applicable.

3.For certain underlying investment portfolios in which the SELECT PORTFOLIOS, FOCUSED PORTFOLIOS and SEASONS STRATEGIES invest, the adviser voluntarily agreed to waive fees or reimburse expenses, if necessary, to keep annual operating expenses at or below the following percentages of each of the following Portfolios' average net assets: Large Cap Growth Portfolio 1.25%, Large Cap Composite Portfolio 1.25%, Large Cap Value Portfolio 1.25%, Mid Cap Growth Portfolio 1.30%, Mid Cap Value Portfolio 1.30%, Small Cap Portfolio 1.30%, International Equity Portfolio 1.45%, Diversified Fixed Income Portfolio 1.15%, Focus Growth 1.45%, Focus Value 1.45%, Focus TechNet 1.65%, Focus Growth and Income 1.45%. These expense caps are also net of custody credits as follows: 0.01% for Large Cap Growth, Large Cap Composite, Large Cap Value, Mid Cap Growth, Diversified Fixed Income, and 0.02% for Focus Growth, 0.21% for Focus TechNet and 0.20% for Focus Growth and Income.

4. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.


As of date of this Prospectus sales of the Seasons Triple Elite Variable Annuity have not begun.


   Therefore no Condensed Financial Information is shown in this prospectus.

THE SEASONS TRIPLE ELITE VARIABLE ANNUITY

--------------------------------------------------------------------------------

An annuity is a contract between you and an insurance company. You are the owner of the contract. The contract provides three main benefits:

     - Tax Deferral: You do not pay taxes on your earnings from the annuity until you withdraw them.

     - Death Benefit: If you die during the Accumulation Phase, the insurance company pays a death benefit to your Beneficiary.

     - Guaranteed Income: If elected, you receive a stream of income for your lifetime, or another available period you select.

Tax-qualified retirement plans (e.g., IRAs, 401(k) or 403(b) plans) defer payment of taxes on earnings until withdrawn. If you are considering funding a tax-qualified retirement plan with an annuity, you should know that an annuity does not provide any additional tax deferral treatment of earnings beyond the treatment provided by the tax-qualified retirement plan itself. However, annuities do provide other features and benefits which may be valuable to you. You should fully discuss this decision with your financial advisor.

This annuity was developed to help you contribute to your retirement savings. This annuity works in two stages, the Accumulation Phase and the Income Phase. Your contract is in the Accumulation Phase during the period when you make payments into the contract. The Income Phase begins when you request us to start making payments to you out of the money accumulated in your contract.

The Contract is called a "variable" annuity because it allows you to invest in variable investment portfolios which we call SELECT PORTFOLIOS, FOCUSED PORTFOLIOS and SEASONS STRATEGIES. The SELECT PORTFOLIOS, FOCUSED PORTFOLIOS and SEASONS STRATEGIES, are similar to mutual funds, in that they have specific investment objectives and their performance varies. You can gain or lose money if you invest in these SELECT PORTFOLIOS, FOCUSED PORTFOLIOS or SEASONS STRATEGIES. The amount of money you accumulate in your contract depends on the performance of the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) or SEASONS STRATEGY(IES) in which you invest.

The Contract also offers several fixed account options for varying time periods. Fixed account options earn interest at a rate set and guaranteed by Anchor National. If you allocate money to the fixed account options, the amount of money that accumulates in your Contract depends on the total interest credited to the particular fixed account option(s) in which you are invested.


For more information on SELECT PORTFOLIOS, FOCUSED PORTFOLIOS, SEASONS STRATEGIES and fixed account options available under this contract, SEE INVESTMENT OPTIONS PAGE 12.



Anchor National issues the Seasons Triple Elite Variable Annuity. When you purchase a Seasons Triple Elite Variable Annuity, a contract exists between you and Anchor National. The Company is a stock life insurance company organized under the laws of the state of Arizona. Its principal place of business is 1 SunAmerica Center, Los Angeles, California 90067. The Company conducts life insurance and annuity business in the District of Columbia and all states except New York. Anchor National is an indirect, wholly owned subsidiary of American International Group, Inc., a Delaware corporation. Seasons Triple Elite Variable Annuity may not currently be available in all states. Please check with your financial advisor regarding availability in your state.



This annuity is designed for investors whose personal circumstances allow for a long-term investment time horizon, to assist in contributing to retirement savings. As a function of the Internal Revenue Code ("IRC"), you may be assessed a 10% federal tax penalty on any withdrawal made prior to your reaching age
59 1/2. Additionally, this contract provides that you will be charged a withdrawal charge on each Purchase Payment withdrawn if that Purchase Payment has not been invested in this contract for at least 3 years. Because of the potential penalty, you should fully discuss all of the benefits and risks of this contract with your financial adviser prior to purchase.

PURCHASING A SEASONS TRIPLE ELITE
VARIABLE ANNUITY

--------------------------------------------------------------------------------

An initial Purchase Payment is the money you give us to buy a contract. Any additional money you give us to invest in the contract after purchase is a subsequent Purchase Payment.

This chart shows the minimum initial and subsequent Purchase Payments permitted under your contract. These amounts depend upon whether a contract is Qualified or Non-qualified for tax purposes.


                                              MINIMUM
                                             SUBSEQUENT        MINIMUM SUBSEQUENT
                       MINIMUM INITIAL        PURCHASE         PURCHASE PAYMENT--
                       PURCHASE PAYMENT      PAYMENT--       AUTOMATIC PAYMENT PLAN
                       ----------------   ----------------   ----------------------
Qualified                  $  2,000            $ 250                  $100
Non-qualified              $ 10,000            $ 500                  $100



Prior Company approval is required to accept Purchase Payments greater than $1,500,000. The Company reserves the right to refuse any Purchase Payment including one which would cause Total Purchase Payments to exceed $1,500,000 at the time of the Purchase Payment. Further, we reserve the right to aggregate all contracts having the same owners' and/or annuitants' social security or federal tax identification number for purposes of determining which contracts and/or purchase payments require Company pre-approval. Also, the optional Automatic Payment Plan allows you to make subsequent payments as small as $100.



In general, we will not issue a Qualified contract to anyone who is age 70 1/2 or older, unless they certify to us that the minimum distribution required by the federal tax code is being made. In addition, we may not issue a contract to anyone age 91 or older. Neither Seasons Estate Advantage nor Earnings Advantage is available to you if you are age 81 or older at the time of contract issue.


We allow spouses to jointly own this contract. However, the age of the older spouse is used to determine the availability of any age driven benefits. The addition of a joint owner after the contract has been issued in contingent upon prior review and approval by the Company.

ALLOCATION OF PURCHASE PAYMENTS


We invest your Purchase Payments in the fixed accounts, SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and/or SEASONS STRATEGY(IES) according to your instructions. If we receive a Purchase Payment without allocation instructions, we will invest the money according to your last allocation instructions. Purchase Payments are applied to your contract based upon the value of the variable investment option next determined after receipt of your money. SEE INVESTMENT OPTIONS PAGE 12.


In order to issue your contract, we must receive your completed application, Purchase Payment allocation instructions and any other required paper work at our Annuity Service Center. We allocate your initial Purchase Payment within two days of receiving it. If we do not have complete information necessary to issue your contract, we will contact you. If we do not have the information necessary to issue your contract within 5 business days we will:

     - Send your money back to you; or

     - Ask your permission to keep your money until we get the information necessary to issue the contract.

ACCUMULATION UNITS

The value of the variable portion of your contract will go up or down depending upon the investment performance of the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) or SEASONS STRATEGY(IES) you select. In order to keep track of the value of your contract, we use a unit of measure called an Accumulation Unit which works like a share of a mutual fund. During the Income Phase, we call them Annuity Units.


An Accumulation Unit value is determined each day that the New York Stock Exchange ("NYSE") is open. We base the number of units you receive on the unit value of the variable investment option as of the date we receive your money, if we receive it before 1:00 p.m. Pacific Standard Time (PST) and on the next day's unit value if we receive your money after 1:00 p.m. PST. We calculate an Accumulation Unit for each SEASONS STRATEGY, SELECT PORTFOLIO or FOCUSED PORTFOLIO after the NYSE closes each day. We do this by:


     1. determining the total value of money invested in a particular SEASONS STRATEGY, SELECT PORTFOLIO or FOCUSED PORTFOLIO;

     2. subtracting from that amount any asset-based charges and any other charges such as taxes we have deducted; and

     3.  dividing this amount by the number of outstanding Accumulation Units.

     EXAMPLE:

     We receive a $25,000 Purchase Payment from you on Wednesday. You allocate the money to the Focus Growth Portfolio. We determine that the value of an Accumulation Unit for the Focus Growth Portfolio is $11.10 when the NYSE closes on Wednesday. We then divide $25,000 by $11.10 and credit your contract on Wednesday night with 2,252.2523 Accumulation Units for the Focus Growth Portfolio.

FREE LOOK

You may cancel your contract within ten days after receiving it (or longer if required by state law). We call this a "free look." To cancel, you must mail the contract along with your free look request to our Annuity Service Center at P.O. Box 54299, Los Angeles, California 90054-0299.


If you decide to cancel your contract during the free look period, we will refund to you the value of your contract on the day we receive your request. The amount refunded to you may be more or less than your original investment.


Certain states require us to return your Purchase Payments upon a free look request. Additionally, all contracts issued as an IRA require the full return of Purchase Payments upon a free look. With respect to those contracts, we reserve the right to put your money in the Cash Management investment option during the free look period and will allocate your money according to your instructions at the end of the applicable free look period. Currently, we do not put your money in the Cash Management investment option during the free look period unless you allocate your money to it. If your contract was issued in a state requiring return of Purchase Payments or as an IRA and you cancel your contract during the free look period, we return the greater of (1) your Purchase Payments; or (2) the value of your contract. At the end of the free look period, we allocate your money according to your instructions.

INVESTMENT OPTIONS
--------------------------------------------------------------------------------

The contract offers variable investment options which we call SELECT PORTFOLIOS, FOCUSED PORTFOLIOS and SEASONS STRATEGIES, and fixed investment options. We designed the contract to meet your varying investment needs over time. You can achieve this by using the SELECT PORTFOLIOS, FOCUSED PORTFOLIOS and/or SEASONS STRATEGIES alone or in concert with the fixed investment options. The SELECT PORTFOLIOS, FOCUSED PORTFOLIOS and SEASONS STRATEGIES operate similar to a mutual fund but are only available through the purchase of certain variable annuities. A mixture of your investment in the SELECT PORTFOLIOS, FOCUSED PORTFOLIOS and/or SEASONS STRATEGIES and fixed account options may lower the risk associated with investing only in a variable investment option.

VARIABLE INVESTMENT OPTIONS

Each of the variable investment options of the contract invests in underlying portfolios of Seasons Series Trust. SAAMCo, an affiliate of Anchor National, manages Seasons Series Trust. SAAMCo has engaged sub-advisers to provide investment advice for certain of the underlying investment portfolios.

YOU SHOULD READ THE PROSPECTUS FOR THE SEASONS SERIES TRUST CAREFULLY BEFORE INVESTING. THE TRUST PROSPECTUS WHICH IS ATTACHED HERETO CONTAINS DETAILED INFORMATION ABOUT THE UNDERLYING INVESTMENT PORTFOLIOS INCLUDING INVESTMENT OBJECTIVE AND RISK FACTORS.

THE PORTFOLIOS

The contract offers nine SELECT PORTFOLIOS, each with a distinct investment objective, utilizing a disciplined investing style to achieve its objective. Each SELECT PORTFOLIO invests in an underlying investment portfolio of the Seasons Series Trust. Except for the Cash Management portfolio, each underlying portfolio is multi-managed by a team of three money managers, one component of the underlying portfolios is an unmanaged component that tracks a particular target index or subset of an index. The other two components are actively managed. The unmanaged component of each underlying portfolio is intended to balance some of the risks associated with an actively traded portfolio.


The contract also currently offers four FOCUSED PORTFOLIOS. Each multi-managed FOCUSED PORTFOLIO offers you at least three different professional managers, one of which may be SAAMCo, and each of which advises a separate portion of the FOCUSED PORTFOLIO. Each manager actively selects a limited number of stocks that represent their best stock selections. This approach to investing results in a more concentrated portfolio, which will be less diversified than the SELECT PORTFOLIOS, and may be subject to greater market risks.


Each underlying PORTFOLIO and the respective managers are:


                         SELECT PORTFOLIOS                              FOCUSED PORTFOLIOS
LARGE CAP GROWTH        MID CAP GROWTH     INTERNATIONAL EQUITY         FOCUS GROWTH
AIG Global              AIGGIC             AIGGIC                       Fred Alger Management,
Investment Corp.        T. Rowe Price      GSAM-Int'l                   Inc. ("Alger")
("AIGGIC")              Wellington         Lord Abbett                  Jennison Associates LLC.
Goldman Sachs Asset     Management                                      ("Jennison")
Management ("GSAM")                        DIVERSIFIED FIXED INCOME     Marsico Capital
Janus Capital           MID CAP VALUE      AIGGIC                       Management, LLC
Corporation             AIGGIC             SAAMCo                       ("Marsico")
("Janus")               GSAM               Wellington Management
                        Lord Abbett &                                   FOCUS GROWTH & INCOME
LARGE CAP COMPOSITE     Co.                CASH MANAGEMENT              Harris Associates L.P.
AIGGIC                  ("Lord Abbett")    SAAMCo                       ("Harris")
SunAmerica Asset                                                        Marsico
Management              SMALL CAP                                       SAAMCo
Corporation             AIGGIC
("SAAMCo")              Lord Abbett                                     FOCUS VALUE
T. Rowe Price           SAAMCo                                          Third Avenue
Associates, Inc.                                                        Thornburg Investment
("T. Rowe Price")                                                       Management, Inc.
                                                                        ("Thornburg")
LARGE CAP VALUE                                                         American Century
AIGGIC                                                                  Investment Management,
T. Rowe Price                                                           Inc. ("American Century")
Wellington
Management Company,                                                     FOCUS TECHNET
LLP. ("Wellington                                                       Dresdner RCM Global
Management")                                                            Investors LLC ("Dresdner")
                                                                        SAAMCo
                                                                        Van Wagoner Capital
                                                                        Management, Inc. ("Van
                                                                        Wagoner")


PORTFOLIO OPERATION


Each PORTFOLIO is designed to meet a distinct investment objective facilitated by the management philosophy of three different money managers (except for the Cash Management portfolio). Generally, the Purchase Payments received for allocation to each PORTFOLIO will be allocated equally among the three managers for that PORTFOLIO. Each quarter SAAMCo will evaluate the asset allocation between the three managers of each PORTFOLIO. If SAAMCo determines that the assets have become significantly unequal in allocation among the managers, then the incoming cash flows may be redirected in an attempt to stabilize the allocations. Generally, existing PORTFOLIO assets will not be rebalanced. However, we reserve the right to do so in the event that it is deemed necessary and not adverse to the interests of contract owners invested in the PORTFOLIO.

THE SEASONS STRATEGIES

The contract offers four multi-manager variable investment SEASONS STRATEGIES, each with a different investment objective. We designed the SEASONS STRATEGIES utilizing an asset allocation approach to meet your investment needs over time, considering factors such as your age, goals and risk tolerance. However, each SEASONS STRATEGY is designed to achieve different levels of growth over time.

Each SEASONS STRATEGY invests in three underlying investment portfolios of the Seasons Series Trust. The allocation of money among these investment portfolios varies depending on the objective of the SEASONS STRATEGY.

The underlying investment portfolios of Seasons Series Trust in which the SEASONS STRATEGIES invest include the Asset Allocation: Diversified Growth Portfolio, the Stock Portfolio and the Multi-Managed Growth, Multi-Managed Moderate Growth, Multi-Managed Income/Equity and Multi-Managed Income Portfolios (the "Multi-Managed Portfolios").

The Asset Allocation: Diversified Growth Portfolio is managed by Putnam. The Stock Portfolio is managed by T. Rowe Price. All of the Multi-Managed Portfolios include the same three basic investment components: a growth component managed by Janus, a balanced component managed by SAAMCo and a fixed income component managed by Wellington, LLP. The Growth SEASONS STRATEGY and the Moderate Growth SEASONS STRATEGY also have an aggressive growth component which SAAMCo manages. The percentage that any one of these components represents in each Multi-Managed Portfolio varies in accordance with the investment objective.

Each SEASONS STRATEGY uses an investment approach based on asset allocation. This approach is achieved by each SEASONS STRATEGY investing in distinct percentages in three specific underlying funds of the Seasons Series Trust. In turn, the underlying funds invest in a combination of domestic and international stocks, bonds and cash. Based on the percentage allocation to each specific underlying fund and each underlying fund's investment approach, each SEASONS STRATEGY initially has a neutral asset allocation mix of stocks, bonds and cash.

SEASONS STRATEGY REBALANCING

Each SEASONS STRATEGY is designed to meet its investment objective by allocating a portion of your money to three different investment portfolios. At the beginning of each quarter a rebalancing occurs among the underlying funds to realign each SEASONS STRATEGY with its distinct percentage investment in the three underlying funds. This rebalancing is designed to help maintain the neutral asset allocation mix for each SEASONS STRATEGY. The pie charts on the following pages demonstrate:

     - the neutral asset allocation mix for each SEASONS STRATEGY; and

     - the percentage allocation in which each SEASONS STRATEGY invests.


On the first business day of each quarter (or as close to such date as is administratively practicable) your money will be allocated among the various investment portfolios according to the percentages set forth on the prior pages. Additionally, within each Multi-Managed Portfolio, your money will be rebalanced among the various components. We also reserve the right to rebalance any SEASONS STRATEGY more frequently if rebalancing is deemed necessary and not adverse to the interests of contract owners invested in such SEASONS STRATEGY. Rebalancing a SEASONS STRATEGY may involve shifting a portion of assets out of underlying investment portfolios with higher returns into underlying investment portfolios with relatively lower returns.


GROWTH                                                             BALANCED GROWTH
      GOAL: Long-term growth of capital, allocating its            GOAL: Focuses on conservation of principal by investing in a
  assets primarily to stocks. This SEASONS STRATEGY may be         more balanced weighting of stocks and bonds, with a
  best suited for those with longer periods to invest.             secondary objective of seeking a high total return. This
                                                                   SEASONS STRATEGY may be best suited for those approaching
  [GROWTH CHART]                                                   retirement and with less tolerance for investment risk.
  Bonds 15% Cash 5% Stocks 80%                                     [BALANCED GROWTH CHART]
  UNDERLYING INVESTMENT                                            Bonds 40% Cash 5% Stocks 55%
  PORTFOLIOS & MANAGERS                                            UNDERLYING INVESTMENT
                                                                   PORTFOLIOS & MANAGERS
  MULTI-MANAGED GROWTH PORTFOLIO                   50%
  Managed by:                                                      MULTI-MANAGED INCOME/EQUITY PORTFOLIO              55%
    Janus Capital Corporation                                      Managed by:
    SunAmerica Asset Management Corp.                              Janus Capital Corporation
    Wellington Management Company, LLP                             SunAmerica Asset Management Corp.
                                                                   Wellington Management Company, LLP
  STOCK PORTFOLIO                                     25%
  Managed by T. Rowe Price Associates, Inc.                        STOCK PORTFOLIO                                       20%
                                                                   Managed by T. Rowe Price Associates, Inc.
  ASSET ALLOCATION: DIVERSIFIED GROWTH PORTFOLIO       25%
  Managed by Putnam Investment Management, Inc.                    ASSET ALLOCATION: DIVERSIFIED GROWTH PORTFOLIO          25%
                                                                   Managed by Putnam Investment Management, Inc.


MODERATE GROWTH                                                    CONSERVATIVE GROWTH
      GOAL: Growth of capital through investments in               GOAL: Capital preservation while maintaining some potential
  equities, with a secondary objective of conservation of          for growth over the long term. This SEASONS STRATEGY may be
  principal by allocating more of its assets to bonds than         best suited for those with lower investment risk tolerance.
  the Growth SEASONS STRATEGY. This SEASONS STRATEGY may be
  best suited for those nearing retirement years but still         [CONSERVATIVE GROWTH CHART]
  earning income.                                                  Bonds 53% Cash 5% Stocks 42%
  [MODERATE GROWTH CHART]                                          UNDERLYING INVESTMENT
  Bonds 25% Cash 5% Stocks 70%                                     PORTFOLIOS & MANAGERS
  UNDERLYING INVESTMENT
  PORTFOLIOS & MANAGERS                                            MULTI-MANAGED INCOME PORTFOLIO                      60%
                                                                   Managed by:
  MULTI-MANAGED MODERATE GROWTH PORTFOLIO         55%              Janus Capital Corporation
  Managed by:                                                      SunAmerica Asset Management Corp.
    Janus Capital Corporation                                      Wellington Management Company, LLP
    SunAmerica Asset Management Corp.
    Wellington Management Company, LLP                             STOCK PORTFOLIO                                       15%
                                                                   Managed by T. Rowe Price Associates, Inc.
  STOCK PORTFOLIO                                     20%
  Managed by T. Rowe Price Associates, Inc.                        ASSET ALLOCATION: DIVERSIFIED GROWTH PORTFOLIO          25%
                                                                   Managed by Putnam Investment Management, Inc.
  ASSET ALLOCATION: DIVERSIFIED GROWTH PORTFOLIO       25%
  Managed by Putnam Investment Management, Inc.

FIXED INVESTMENT OPTIONS


The contract also offers three fixed investment options. Anchor National will guarantee the interest rate earned on money you allocate to any of these fixed investment options. We currently offer a fixed investment option for a period of three years, which we call a guarantee period. Additionally, you have the option of allocating your money to the 6-month and/or 1-year DCA fixed account. The 6-month DCA fixed account and/or the 1-year DCA fixed account (the "DCA fixed accounts") are available only in conjunction with the Dollar Cost Averaging Program. The 3-year fixed investment option may not be available in all states. PLEASE SEE THE SECTION ON THE DOLLAR COST AVERAGING PROGRAM ON PAGE 18 for additional information about, including limitations on, the availability and operation of the DCA fixed accounts. The DCA fixed accounts are only available for new Purchase Payments.



All of these fixed account options pay interest at rates set and guaranteed by Anchor National. Interest rates may differ from time to time and are set at our sole discretion. We will never credit less than a 3% annual effective rate to any of the fixed account options. The interest rate offered for new Purchase Payments may differ from that offered for subsequent Purchase Payments and money already in the fixed account options. Rates for specified payments are declared at the beginning of the guarantee period and do not change during the specified period.


There are three scenarios in which you may put money into the fixed account options. In each scenario your money may be credited a different rate of interest as follows:

     - INITIAL RATE: Rate credited to new Purchase Payments allocated to the fixed account when you purchase your contract.

     - CURRENT RATE: Rate credited to subsequent Purchase Payments allocated to the fixed account.


     - RENEWAL RATE: Rate credited to money remaining in a fixed account after expiration of a guarantee period.


Each of these rates may differ from one another. Although once declared the applicable rate is guaranteed until your guarantee period expires.


The DCA fixed accounts also credit a fixed rate of interest. Interest is credited to amounts allocated to the 6-month or 1-year DCA fixed account while your investment is systematically transferred to the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and/or SEASONS STRATEGY(IES). The rates applicable to the DCA fixed accounts may differ from each other and/or the other fixed account options but will never be less than an effective rate of 3%. SEE DOLLAR COST AVERAGING ON PAGE 18 for more information.



When a guarantee period ends, you may leave your money in the same guarantee period. You may also reallocate money to any of the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) or SEASONS STRATEGY(IES). If you want to reallocate your money, you must contact us within 30 days after the end of the current guarantee period and instruct us how to reallocate your money. If we do not hear from you, we will keep your money in the same guarantee period where it will earn the renewal interest rate applicable at that time.


MARKET VALUE ADJUSTMENT


NOTE: MARKET VALUE ADJUSTMENTS APPLY TO THE 3-YEAR FIXED INVESTMENT OPTION ONLY. THIS OPTION IS NOT AVAILABLE IN ALL STATES. PLEASE CONTACT YOUR INVESTMENT REPRESENTATIVE FOR MORE INFORMATION. THE MARKET VALUE ADJUSTMENT DOES NOT APPLY TO WITHDRAWALS TO PAY A DEATH BENEFIT OR CONTRACT FEES AND CHARGES.



If you take money out of the 3-year fixed investment option before the end of the guarantee period, we make an adjustment to your contract. We refer to the adjustment as a market value adjustment (the "MVA"). The MVA reflects any difference in the interest rate environment between the time you place your money in the fixed investment option and the time when you withdraw or transfer that money. This adjustment can increase or decrease your contract value. You have 30 days after the end of each guarantee period to reallocate your funds without incurring any MVA.



We calculate the MVA by doing a comparison between current rates and the rate being credited to you in the fixed investment option. For the current rate we use a rate being offered by us for the guarantee period that is equal to the guarantee period from which you seek withdrawals or transfers.

Generally, if interest rates drop between the time you put your money into the fixed investment options and the time you take it out, we credit a positive adjustment to your contract. Conversely, if interest rates increase during the same period, we post a negative adjustment to your contract.



Where the MVA is negative, we first deduct the adjustment from any money remaining in the fixed investment option. If there is not enough money in the fixed investment option to meet the negative deduction, we deduct the remainder from your withdrawal or transfer amount. Where the MVA is positive, we add the adjustment to your withdrawal amount or transfer amount. For withdrawals under the systematic withdrawal program that result in a negative MVA, the MVA amount will be deducted from your withdrawal.



We will not assess a MVA against withdrawals made under the following circumstances (1) to pay a death benefit; (2) for amounts withdrawn or transferred from the fixed account within 30 days after the end of a guarantee period; (3) to pay contract fees and charges; or (4) to begin the Income Phase of your contract on the latest Annuity Date.



The DCA fixed accounts do not impose a MVA. These fixed investment options are not registered under the Securities Act of 1933 and are not subject to the provisions of the Investment Company Act of 1940.



Please see APPENDIX A for more information on how we calculate the MVA.


TRANSFERS DURING THE ACCUMULATION PHASE


During the Accumulation Phase, you may transfer money among the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S), SEASONS STRATEGY(IES). Funds already in your contract cannot be transferred into the DCA fixed accounts. Transfers out of the 3-year fixed investment option may be subject to a MVA.



The minimum amount you can transfer is $100, or a lesser amount if you transfer the entire balance from a SELECT PORTFOLIO, FOCUSED PORTFOLIO, SEASONS STRATEGY or a fixed investment option. Any money remaining in a SELECT PORTFOLIO, FOCUSED PORTFOLIO, SEASONS STRATEGY or fixed investment option after making a transfer must equal at least $100.



You may request transfers of your account value among the SELECT PORTFOLIOS(S), FOCUSED PORTFOLIO(S), SEASONS STRATEGY(IES) and/or the Fixed account options in writing or by telephone. Additionally, you may access your account and request transfers through SunAmerica's website (http://www.sunamerica.com). We currently allow 15 free transfers per contract year. We charge $25 ($10 in Pennsylvania and Texas) for each additional transfer in any contract year. Transfers resulting from your participation in the DCA program count against your 15 free transfers per contract year. However, transfers resulting from your participation in the Automatic Asset Rebalancing Program do not count against your 15 free transfers.



We accept transfer requests by telephone unless you tell us not to on your contract application. Additionally, you may request transfers over the internet unless you indicate you do not wish your account to be traded over the internet. When receiving instructions over the telephone or the internet, we follow appropriate procedures to provide reasonable assurance that the transactions executed are genuine. Thus, we are not responsible for any claim, loss or expense from any error resulting from instructions received over the telephone or internet. If we fail to follow our procedures, we may be liable for any losses due to unauthorized or fraudulent instructions.



For information regarding transfers during the Income Phase, SEE INCOME OPTIONS ON PAGE 28.


We may limit the number of transfers in any contract year or refuse any transfer request for you or others invested in the contract if we believe that excessive trading or a specific transfer request or group transfer requests may have a detrimental effect on unit values or the share prices of the underlying portfolios.

Where permitted by law, we may accept your authorization for a third party to make transfers for you subject to our rules. We reserve the right to suspend or cancel such acceptance at any time and will notify you accordingly. Additionally, we may restrict the investment options available for transfers during any period in which such third party acts for you. We notify such third party beforehand regarding any restrictions. However, we will not enforce these restrictions if we are satisfied that such third party has been appointed by a court of competent jurisdiction to act on your behalf; or such third party is a trustee/fiduciary appointed, by you or for you, to act on your behalf for all your financial affairs.

We may provide administrative or other support services to independent third parties you authorize to make transfers on your behalf. We do not currently charge you extra for providing these support services. This includes, but is not limited to, transfers between investment options in accordance with market timing strategies. Such independent third parties may or may not be appointed with us for the sale of annuities. However, WE DO NOT ENGAGE ANY THIRD PARTIES TO OFFER INVESTMENT ALLOCATION SERVICES OF ANY TYPE. WE TAKE NO RESPONSIBILITY FOR THE INVESTMENT ALLOCATION AND TRANSFERS TRANSACTED ON YOUR BEHALF BY SUCH THIRD PARTIES OR FOR ANY INVESTMENT ALLOCATION RECOMMENDATIONS MADE BY SUCH PARTIES.

We reserve the right to modify, suspend or terminate the transfer privileges at any time.


DOLLAR COST AVERAGING PROGRAM



The Dollar Cost Averaging ("DCA") program allows you to invest gradually in the variable investment options. Under the program you systematically transfer a set dollar amount, a percentage or number of transfers from any SELECT PORTFOLIO, FOCUSED PORTFOLIO and/or SEASONS STRATEGY or from the 3-year fixed account option (source accounts) to any other SELECT PORTFOLIO, FOCUSED PORTFOLIO or SEASONS STRATEGY. Transfers may be monthly or quarterly. You may change the frequency at any time by notifying us in writing. The minimum transfer amount under the DCA program is $100, regardless of source account. Fixed account options are not available as target accounts for the DCA program.



We also offer the 6-month and a 1-year DCA fixed accounts exclusively to facilitate this program. The DCA fixed accounts only accept new Purchase Payments. You can not transfer money already in your contract into these options. If you allocate a Purchase Payment into a DCA fixed account, we transfer all your money allocated to that account into the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) or SEASONS STRATEGY(IES) you select over the selected 6-month or 1-year period. You cannot change the option or the frequency of transfers once selected.


If allocated to the 6-month DCA fixed account, we transfer your money over a maximum of 6 monthly transfers. We base the actual number of transfers on the total amount allocated to the account. For example, if you allocate $500 to the 6-month DCA fixed account, we transfer your money over a period of five months, so that each payment complies with the $100 per transfer minimum.

We determine the amount of the transfers from the 1-year DCA fixed account based on:

     - the total amount of money allocated to the account, and

     - the frequency of transfers selected.


For example, let's say you allocate $1,000 to the 1-year DCA account and you select monthly transfers, we completely transfer all of your money to the selected investment options over a period of ten months.



You may terminate your DCA program at any time. Upon termination of the DCA program, if money remains in the DCA fixed account, we transfer the remaining money to the same target accounts as previously designated, unless we receive different instructions from you. Transfers resulting from a termination of this program do not count towards your 15 free transfers.


The DCA program is designed to lessen the impact of market fluctuations on your investment. However, we cannot ensure that you will make a profit. When you elect the DCA Program, you are continuously investing in securities regardless of fluctuating price levels. You should consider your tolerance for investing through periods of fluctuating price levels.

We reserve the right to modify, suspend or terminate this program at any time.

     EXAMPLE:

     Assume that you want to gradually move $750 each quarter from the Cash Management Portfolio to the Mid-Cap Value Portfolio over six quarters. You set up Dollar Cost Averaging and purchase Accumulation Units at the following values:

       QUARTER           ACCUMULATION UNIT    UNITS PURCHASED
---------------------    -----------------    ---------------
     1                        $ 7.50                100
     2                        $ 5.00                150
     3                        $10.00                 75
     4                        $ 7.50                100
     5                        $ 5.00                150
     6                        $ 7.50                100

     You paid an average price of only $6.67 per Accumulation Unit over six quarters, while the average market price actually was $7.08. By investing an equal amount of money each month, you automatically buy more Accumulation Units when the market price is low and fewer Accumulation Units when the market price is high. This example is for illustrative purposes only.

ASSET ALLOCATION REBALANCING PROGRAM


Earnings in your contract may cause the percentage of your investment in each investment option to differ from your original allocations. The Automatic Asset Rebalancing Program addresses this situation. At your election, we periodically rebalance your investments in the SEASONS STRATEGIES, SELECT PORTFOLIOS and/or FOCUSED PORTFOLIOS to return your allocations to their original percentages. Asset rebalancing typically involves shifting a portion of your money out of an investment option with a higher return into an investment option with a lower return. At your request, rebalancing occurs on a quarterly, semi-annual or annual basis. Transfers made as a result of rebalancing do not count against your 15 free transfers for the contract year. We reserve the right to modify, suspend or terminate this program at any time.


PRINCIPAL ADVANTAGE PROGRAM


The Principal Advantage Program allows you to invest in one or more of the SELECT PORTFOLIOS, FOCUSED PORTFOLIOS or SEASONS STRATEGIES without putting your principal at direct risk. The program accomplishes this by allocating your investment strategically between the fixed investment options (other than the DCA fixed accounts) and the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) or SEASONS STRATEGY(IES) you select. You decide how much you want to invest and approximately when you want a return of principal. We calculate how much of your Purchase Payment to allocate to the particular fixed investment option to ensure that it grows to an amount equal to your total principal invested under this program. We invest the rest of your principal in the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) or SEASONS STRATEGY(IES) of your choice.


     EXAMPLE:


     Assume that you want to allocate a portion of your initial Purchase Payment of $100,000 to the fixed investment option. You want the amount allocated to the fixed investment option to grow to $100,000 in 3 years. If the 3-year fixed investment option is offering a 3% interest rate, we will allocate $91,514 to the 3-year fixed investment option to ensure that this amount will grow to $100,000 at the end of the 3-year period. The remaining $8,486 may be allocated among the SELECT PORTFOLIOS, FOCUSED PORTFOLIOS or SEASONS STRATEGIES, as determined by you, to provide opportunity for greater growth.


We reserve the right to modify, suspend or terminate this program at any time.

VOTING RIGHTS


Anchor National is the legal owner of the Seasons Series Trust shares. However, when an underlying variable portfolio solicits proxies in conjunction with a vote of shareholders, we must obtain your instructions on how to vote those shares. We vote all of the shares we own in proportion to your instructions. This includes any shares we own on our own behalf. Should we determine that we are no longer required to comply with these rules, we will vote the shares in our own right.


SUBSTITUTION


If any of the underlying Trust portfolios become unavailable for investment, we may be required to substitute shares of another underlying Trust portfolio. We will seek prior approval of the SEC and give you notice before substituting shares.


ACCESS TO YOUR MONEY
--------------------------------------------------------------------------------

You can access money in your contract in two ways:

     - by making a partial or total withdrawal, and/or;


     - by receiving income payments during the Income Phase. SEE INCOME OPTIONS ON PAGE 28.



Generally, we deduct a withdrawal charge applicable to any total or partial withdrawal and a MVA if a partial withdrawal comes from the 3-year fixed investment option prior to the end of a guarantee period. If you withdraw your entire contract value, we also deduct any applicable premium taxes and a contract maintenance fee. SEE EXPENSES ON PAGE 26. We calculate charges due on a total withdrawal on the day after we receive your request and other required paper work. We return your contract value less any applicable fees and charges.



The minimum partial withdrawal amount is $1,000. We require that the total account balance left in any SELECT PORTFOLIO, FOCUSED PORTFOLIO, SEASONS STRATEGY or fixed account be at least $500 after the withdrawal. You must send a written withdrawal request. Unless you provide us with different instructions, partial withdrawals will be made in equal amounts from each SELECT PORTFOLIO, FOCUSED PORTFOLIO, SEASONS STRATEGY and the fixed investment option in which your contract is invested. Withdrawals from fixed investment options prior to the end of the guarantee period may result in a MVA.



FREE WITHDRAWAL PROVISION



Your contract provides for a free withdrawal amount each year. A free withdrawal amount is the portion of your account that we allow you to take out each year without being charged a surrender penalty. However, upon a future full surrender of your contract any previous free withdrawals would be subject to a surrender charge, if any is applicable at the time of the full surrender (except in the state of Washington).



Purchase payments, above and beyond the amount of your free withdrawal amount, that are withdrawn prior to the end of the third year will result in your paying a penalty in the form of a surrender charge. The amount of the charge and how it applies are discussed more fully below. SEE EXPENSES ON PAGE 26. You should consider, before purchasing this contract, the effect this charge will have on your investment if you need to withdraw more money than the free withdrawal amount. You should fully discuss this decision with your financial representative.



To determine your free withdrawal amount and your withdrawal charge, we refer to two special terms. These are penalty free earnings and the total invested amount.



The penalty-free earnings portion of your contract is simply your account value less your total invested amount. The total invested amount is the total of all Purchase Payments you have made into the contract less portions of some prior withdrawals you made. The portions of prior withdrawals that reduce your total invested amount are as follows:



-Free withdrawals in any year that were in excess of your penalty-free earnings and were based on the part of the total invested amount that was no longer subject to withdrawal charges at the time of the withdrawal, and



-Any prior withdrawals (including withdrawal charges on those withdrawals) of the total invested amount on which you already paid a surrender penalty.



When you make a withdrawal, we assume that it is taken from penalty-free earnings first, then from the total invested amount on a first-in, first-out basis. This means that you can also access your Purchase Payments which are no longer subject to a withdrawal charge before those Purchase Payments which are still subject to the withdrawal charge.



During the first year after we issue your contract your free withdrawal amount is the greater of (1) your penalty-free earnings; and (2) if you are participating in the Systematic Withdrawal program, a total of 10% of your total invested amount. If you are a Washington resident, you may withdraw during the first contract year, the greater of (1); (2); or (3) interest earnings from the amounts allocated to the fixed account options, not previously withdrawn.



After the first contract year, you can take out the greater of the following amounts each year (1) your penalty-free earnings and any portion of your total invested amount no longer subject to withdrawal charge or (2) 10% of the portion of your total invested amount that has been in your contract for at least one year. If you are a Washington resident, your maximum free withdrawal amount, after the first contract year, is the greater of (1); (2); or (3) interest earnings from amounts allocated to the fixed account options, not previously withdrawn.



We calculate charges due on a total withdrawal on the day after we receive your request and your contract. We return to you your contract value less any applicable fees and charges.



The withdrawal charge percentage is determined by the age of the Purchase Payment remaining in the contract at the time of the withdrawal. For the purpose of calculating the withdrawal charge, any prior Free Withdrawal is not subtracted from the total Purchase Payments still subject to withdrawal charges.



For example, you make an initial Purchase Payment of $100,000. For purposes of this example we will assume a 0% growth rate over the life of the contract, no election of Seasons Estate Advantage, Earnings Advantage or Income Protector options and no subsequent Purchase Payments. In contract year 2, you take out your maximum free withdrawal of $10,000. After that free withdrawal your contract value is $90,000. In contract year 3 you request a full surrender of your contract. We will apply the following calculation,



A-(B x C)=D, where:



A=Your contract value at the time of your request for surrender ($90,000)


B=The amount of your Purchase Payments still subject to withdrawal charge
  ($100,000)


C=The withdrawal charge percentage applicable to the age of each Purchase
  Payment (6%)[B x C=$6,000]


D=Your full surrender value ($84,000)



Under most circumstances, the partial withdrawal minimum is $1,000. We require that the value left in any investment option be at least $100, after the withdrawal. You must send a written withdrawal request. Unless you provide us with different instructions, partial withdrawals will be made pro rata from each Variable Portfolio and the fixed account option in which your contract is invested.



Under certain Qualified plans, access to the money in your contract may be restricted. Additionally, withdrawals made prior to age 59 1/2 may result in a 10% federal penalty tax. SEE TAXES ON PAGE 33.



We may be required to suspend or postpone the payment of a withdrawal for any period of time when: (1) the NYSE is closed (other than a customary weekend and holiday closings); (2) trading with the NYSE is restricted; (3) an emergency exists such that disposal of or determination of the value of shares of the Variable Portfolios is not reasonably practicable; (4) the SEC, by order, so permits for the protection of contract owners.

Additionally, we reserve the right to defer payments for a withdrawal from a fixed account option. Such deferrals are limited to no longer than six months.



SYSTEMATIC WITHDRAWAL PROGRAM



During the Accumulation Phase, you may elect to receive periodic income payments under the systematic withdrawal program. Under the program, you may choose to take monthly, quarterly, semi-annual or annual payments from your contract. Electronic transfer of these funds to your bank account is also available. The minimum amount of each withdrawal is $100. Withdrawals may be taxable and a 10% federal penalty tax may apply if you are under age 59 1/2. There is no additional charge for participating in this program, although a withdrawal charge and/or MVA may apply.



The program is not available to everyone. Please check with our Annuity Service Center, which can provide the necessary enrollment forms. We reserve the right to modify, suspend or terminate this program at any time.


MINIMUM CONTRACT VALUE

Where permitted by state law, we may terminate your contract if both of the following occur: (1) your contract is less than $500 as a result of withdrawals; and (2) you have not made any Purchase Payments during the past three years. We will provide you with sixty days written notice. At the end of the notice period, we will distribute the contract's remaining value to you.

QUALIFIED CONTRACT OWNERS


Certain Qualified plans restrict and/or prohibit your ability to withdraw money from your contract. SEE TAXES ON PAGE 33 for a more detailed explanation.



DEATH BENEFIT

--------------------------------------------------------------------------------


If you should die during the Accumulation Phase, your Beneficiary will receive a death benefit. The death benefit options are discussed in detail below.



The death benefit is not paid after you are in the Income Phase. If you die during the Income Phase, your Beneficiary will receive any remaining guaranteed income payments in accordance with the income option you choose. SEE INCOME OPTIONS ON PAGE 28.



You select the Beneficiary to receive any amounts payable on death. You may change the Beneficiary at any time, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.



We calculate and pay the death benefit when we receive all required paperwork and satisfactory proof of death. We consider the following satisfactory proof of death: (1) a certified copy of a death certificate; (2) a certified copy of a decree of court of competent jurisdiction as to the finding of death; (3) a written statement by a medical doctor who attended the deceased at the time of death; or (4) any other proof satisfactory to us. We may also require additional proof before we pay the death benefit.



The death benefit must be paid within 5 years of the date of death. The Beneficiary may, in the alternative, elect to have the death benefit payable in the form of an income payment. If the Beneficiary elects an income option, it must be paid over the Beneficiary's lifetime or for a period not extending beyond the Beneficiary's life expectancy. Income payments must begin within one year of the owner's death. If the Beneficiary is the spouse of the deceased owner, he or she can elect to continue the contract, rather than receive a death benefit. SEE SPOUSAL CONTINUATION ON PAGE 25. If the Beneficiary does not elect a specific form of pay out within 60 days of our receipt of all required paperwork and satisfactory proof of death, we pay a lump sum death benefit to the Beneficiary.

If the Annuitant dies before annuity payments begin, you can name a new Annuitant. If no Annuitant is named within 30 days, you will become the Annuitant. However, if the owner is a non-natural person (for example, a trust), then the death of the Annuitant will be treated as the death of the owner, no new Annuitant may be named and the death benefit will be paid.



This contract provides three death benefit options: the Standard Death Benefit which is automatically included in your contract for no additional fee, an optional enhanced death benefit called "Seasons Estate Advantage" which offers you the selection of one of two options. If you choose the Seasons Estate Advantage death benefit, you may also elect, for an additional fee, the Earnings Advantage feature. Your death benefit elections must be made at the time of contract application and the election cannot be terminated.



The term "Net Purchase Payment" is used frequently in explaining the death benefit options. Net Purchase Payment is an on-going calculation. It does not represent a contract value.



We define Net Purchase Payments as Purchase Payments less an Adjustment for each withdrawal. If you have not taken any withdrawals from your contract, Net Purchase Payments equals total Purchase Payments into your contract. To calculate the Adjustment amount for the first withdrawal made under the contract, we determine the percentage by which the withdrawal reduced contract value. For example, a $10,000 withdrawal from a $100,000 contract is a 10% reduction in value. This percentage is calculated by dividing the amount of each withdrawal (including fees and charges applicable to the withdrawal) by the contract value immediately before taking that withdrawal. The resulting percentage is then multiplied by the amount of total Purchase Payments and subtracted from the amount of total Purchase Payments on deposit at the time of the withdrawal. The resulting amount is the initial Net Purchase Payment calculation.



To arrive at the Net Purchase Payment calculation for subsequent withdrawals, we determine the percentage by which the contract value is reduced by taking the amount of the withdrawal in relation to the contract value immediately before taking the withdrawal. We then multiply the Net Purchase Payment calculation as determined prior to the withdrawal by this percentage. We subtract that result from the Net Purchase Payment calculation as determined prior to the withdrawal to arrive at all subsequent Net Purchase Payment calculations.



STANDARD DEATH BENEFIT



The Standard Death Benefit on your contract, is the greater of:



     1. Net Purchase Payments compounded at a 3% annual growth rate from the date of issue until the earlier of age 75 or the date of death, plus any Purchase Payments recorded after the earlier of age 75 or the date of death; and reduced for any withdrawals (and fees and charges applicable to those withdrawals) recorded after the earlier of age 75 or the date of death, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal.



     2. the contract value on the date we receive all required paperwork and satisfactory proof of death.



SEASONS ESTATE ADVANTAGE DEATH BENEFIT(S)



For an additional fee, you may elect one of the Seasons Estate Advantage death benefits which can provide greater protection for your beneficiaries. You must chose between Option 1 and Option 2 at the time you purchase your contract and you cannot change your election at any time. The Seasons Estate Advantage death benefit is not available if you are age 81 or older at the time of contract issue. The fee for Seasons Estate Advantage death benefit is 0.15% of the average daily ending value of the assets you have allocated to the Variable Portfolios.



OPTION 1 - 5% ACCUMULATION OPTION --



  THE DEATH BENEFIT IS THE GREATER OF:



     a. the contract value on the date we receive all required paperwork and satisfactory proof of death; or


     b. Net Purchase Payments compounded to the earlier of your 80th birthday or the date of death, at a 5% annual growth rate, plus any Purchase Payments recorded after the 80th birthday or the date of death; and reduced for any withdrawals (and fees and charges applicable to those withdrawals) recorded after the 80th birthday or the date of death, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal, up to a maximum benefit of two times the Net Purchase Payments made over the life of your contract.



        If you die after your latest Annuity Date and you selected the 5% Accumulation Option, any death benefit payable under the contract will be the Standard Death Benefit as described above. Therefore, your beneficiary will not receive any benefit from Seasons Estate Advantage. This option may not be available in your state. Check with your investment representative regarding availability.



OPTION 2 - MAXIMUM ANNIVERSARY VALUE OPTION --



  THE DEATH BENEFIT IS THE GREATEST OF:



     a. Net Purchase Payments; or


     b. the contract value on the date we receive all required paperwork and satisfactory proof of death; or


     c. the maximum anniversary value on any contract anniversary prior to your 81st birthday. The anniversary value equals the contract value on a contract anniversary increased by any Purchase Payments recorded after that anniversary; and reduced for any withdrawals (and fees and charges applicable to those withdrawals) recorded after the anniversary, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal.



        If you are age 90 or older at the time of death and you had selected the Maximum Anniversary Value option, the death benefit will be equal to the contract value on the date we receive all required paperwork and satisfactory proof of death. Thus, you will not receive the advantage of the Maximum Anniversary Value option if you are over age 80 at the time of contract issue or if you are 90 or older at the time of your death. This option may not be available in your state. Check with your investment representative regarding availability.



B.  EARNINGS ADVANTAGE



The Earnings Advantage benefit may increase the Seasons Estate Advantage death benefit amount. In order to elect Earnings Advantage, you must also elect Seasons Estate Advantage described above. The Earnings Advantage is available for an additional charge of 0.25% of the average daily ending value of the assets you have allocated to the Variable Portfolios. You are not required to elect the Earnings Advantage feature if you select Seasons Estate Advantage but, once elected, generally it cannot be terminated. Further, if you elect both Seasons Estate Advantage and Earnings Advantage the combined charge will be 0.40% of the average daily ending value of the assets you have allocated to the Variable Portfolios.



With the Earnings Advantage benefit, if you have earnings in your contract at the time of death, we will add a percentage of those earnings (the "Earnings Advantage Percentage"), subject to a maximum dollar amount (the "Maximum Earnings Advantage Amount"), to the death benefit payable.



The Contract Year of Death will determine the Earnings Advantage Percentage and the Maximum Earnings Advantage Amount, as set forth below:



------------------------------------------------------------------------------------------------------------------
                                          EARNINGS ADVANTAGE                             MAXIMUM
     CONTRACT YEAR OF DEATH                   PERCENTAGE                        EARNINGS ADVANTAGE AMOUNT
------------------------------------------------------------------------------------------------------------------
  Years 0 - 4                               25% of Earnings                   25% of Net Purchase Payments*
------------------------------------------------------------------------------------------------------------------
  Years 5 - 9                               40% of Earnings                   40% of Net Purchase Payments*
------------------------------------------------------------------------------------------------------------------
  Years 10+                                 50% of Earnings                   50% of Net Purchase Payments*
------------------------------------------------------------------------------------------------------------------



* Purchase Payments received after the 5th contract anniversary must remain in the contract for at least 6 full months to be included as part of the Net Purchase Payments for the purpose of the Maximum Earnings Advantage Amount calculation.

What is the Contract Year of Death?


Contract Year of Death is the number of full 12 month periods beginning with the date your contract is issued and ending on the date of death.



What is the Earnings Advantage Percentage amount?


We determine the amount of the Earnings Advantage based upon a percentage of earnings in your contract at the time of your death. For the purpose of this calculation, earnings are defined as (1) minus (2) where



     (1)equals the contract value on the date of death; and



     (2) equals Net Purchase Payments.



What is the Maximum Earnings Advantage?


The Earnings Advantage benefit is subject to a maximum dollar amount. The Maximum Earnings Advantage Amount is equal to a percentage of your Net Purchase Payments.



Earning Advantage is not available if you are age 81 or older at the time we issue your contract. Furthermore, a Continuing Spouse may not benefit from Earnings Advantage if he/she is age 81 or older on the Continuation Date. SEE SPOUSAL CONTINUATION BELOW. The Earnings Advantage benefit is not payable after the latest Annuity Date. SEE INCOME OPTIONS ON PAGE 28.



Earnings Advantage may not be available in your state or through the broker-dealer with which your financial advisor is affiliated. See your financial advisor for information regarding availability.



WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THESE DEATH BENEFIT FEATURES (IN THEIR ENTIRETY OR ANY COMPONENT) AT ANY TIME FOR PROSPECTIVELY ISSUED CONTRACTS.



SPOUSAL CONTINUATION



If you are the original owner of the contract and the Beneficiary is your spouse, your spouse may elect to continue the contract after your death. The spouse becomes the new owner ("Continuing Spouse"). Generally, the contract and its elected features, if any, remain the same. The Continuing Spouse is subject to the same fees, charges and expenses applicable to the original owner of the contract. A spousal continuation can only take place upon the death of the original owner of the contract.



Upon a spouse's continuation of the contract, we will contribute to the contract value an amount by which the death benefit that would have been paid to the beneficiary upon the death of the original owner, exceeds the contract value ("Continuation Contribution"), if any. We calculate the Continuation Contribution as of the date of the original owner's death. We will add the Continuation Contribution as of the date we receive both the Continuing Spouse's written request to continue the contract and proof of death of the original owner in a form satisfactory to us ("Continuation Date"). If a Continuation Contribution is added to the contract value, the age of the Continuing Spouse on the Continuation Date and on the date of the Continuing Spouse's death will be used in determining any future death benefits under the Contract. The Continuation Contribution is not considered a Purchase Payment for the purposes of any other calculations except as explained in Appendix B. SEE APPENDIX B FOR FURTHER EXPLANATION OF THE DEATH BENEFIT CALCULATIONS FOLLOWING A SPOUSAL CONTINUATION. To the extent that the Continuing Spouse invests in the Variable Portfolios or MVA fixed account they will be subject to investment risk as was the original owner.



Generally, the Continuing Spouse cannot change any contract provisions as the new owner. However, on the Continuation Date, the Continuing Spouse may terminate the original owner's election of the Seasons Estate Advantage and the available death benefit will be the Standard Death Benefit. The Continuing Spouse cannot elect to continue Earnings Advantage without also continuing the Seasons Estate Advantage. We will terminate the Seasons Estate Advantage if the Continuing Spouse is age 81 or older on the Continuation Date if a Continuation Contribution is added to the contract value, and the available death benefit will be the Standard Death Benefit. If Seasons Estate Advantage is continued and the Continuing Spouse dies after the latest Annuity Date, and the 5% Accumulation option was selected, the death benefit will be the Standard Death Benefit. If the Maximum

Anniversary value option was selected and the Continuing Spouse lives to age 90 or older, the death benefit will be the contract value. However, if death occurs before the latest annuity date, the Continuing Spouse will still benefit from the Earnings Advantage.



Generally, the age of the Continuing Spouse on the Continuation Date (if any Continuation Contribution has been made) and on the date of the Continuing Spouse's death will be used in determining any future death benefits under the Contract. If no Continuation Contribution has been made to the contract on the Continuation Date, the age of the spouse on the date of the original contract issue will be used to determine any age-driven benefits. SEE APPENDIX B FOR A DISCUSSION OF THE DEATH BENEFIT CALCULATIONS AFTER A SPOUSAL CONTINUATION.



WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THE SPOUSAL CONTINUATION PROVISION (IN ITS ENTIRETY OR ANY COMPONENT) AT ANY TIME FOR PROSPECTIVELY ISSUED CONTRACTS.


EXPENSES
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There are charges and expenses associated with your contract. These charges and expenses reduce your investment return. We will not increase the contract maintenance fee or withdrawal charges under your contract. However, the investment charges under your contract may increase or decrease. Some states may require that we charge less than the amounts described below.



INSURANCE CHARGES



The Company deducts a mortality and expense risk charge in the amount of 1.55%, annually of the value of your contract invested in the Select Portfolio(s), Focused Portfolio(s) and/or Seasons Strategy(ies). We deduct the charge daily. This charge compensates the Company for the mortality and expense risk and the costs of contract distribution assumed by the Company.



Generally, the mortality risks assumed by the Company arise from its contractual obligations to make income payments after the Annuity Date and to provide a death benefit. The expense risk assumed by the Company is that the costs of administering the contracts and the Separate Account will exceed the amount received from the administrative fees and charges assessed under the contract.



If these charges do not cover all of our expenses, we will pay the difference. Likewise, if these charges exceed our expenses, we will keep the difference.



WITHDRAWAL CHARGES



During the Accumulation Phase you may make withdrawals from your contract. However, a withdrawal charge may apply. We apply a withdrawal charge upon an early withdrawal against each Purchase Payment you put into the contract. The withdrawal charge equals a percentage of the Purchase Payment you take out of the contract. The contract does provide a free withdrawal amount every year. SEE ACCESS TO YOUR MONEY ON PAGE 20. The withdrawal charge percentage declines each year a Purchase Payment is in the contract, as follows:


                               WITHDRAWAL CHARGE


      YEAR          1    2    3    4
-----------------  ---  ---  ---  ---
Withdrawal Charge  7%   6%   6%   0%


After a Purchase Payment has been in the contract for three complete years, the withdrawal charge no longer applies to that Purchase Payment. When calculating the withdrawal charge, we treat withdrawals as coming first from the Purchase Payments that have been in your contract the longest. However, for tax purposes, your withdrawals are considered earnings first, then Purchase Payments.

Whenever possible, we deduct the withdrawal charge from the money remaining in your contract from each of your investment options on a pro-rata basis. If you withdraw all of your contract value, we deduct any applicable withdrawal charges from the amount withdrawn. We will not assess a withdrawal charge for money withdrawn to pay a death benefit or to pay contract fees or charges. We do not currently assess a withdrawal charge upon election to receive income payments from your contract. Withdrawals made prior to age 59 1/2 may result in tax penalties. SEE TAXES ON PAGE 33.


INVESTMENT CHARGES

Investment Management Fees


Charges are deducted from the assets of the investment portfolios underlying the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) or SEASONS STRATEGY(IES) for the advisory and other expenses of the portfolios. SEE FEE TABLES ON PAGE 6.


Service Fees


Portfolio shares are all subject to fees imposed under a servicing plan adopted by the Seasons Series Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940. This service fee of 0.15%, which is also known as a 12b-1 fee is used generally to pay financial intermediaries for services provided over the life of the contract. SEE FEE TABLES ON PAGE 6.


FOR MORE DETAILED INFORMATION ON THESE INVESTMENT CHARGES, REFER TO THE PROSPECTUS FOR THE SEASONS SERIES TRUST, ATTACHED.

CONTRACT MAINTENANCE FEE


During the Accumulation Phase, we subtract a contract maintenance fee from your account once per year. This charge compensates us for the cost of contract administration. If your contract value is $50,000 or more on your contract anniversary date, we will waive the charge. This waiver is subject to change without notice. We will deduct the $35 ($30 in North Dakota) contract maintenance fee on a pro-rata basis from your account value on your contract anniversary. In the states of Pennsylvania, Texas and Washington a contract maintenance fee will be deducted pro-rata from the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and/or SEASONS STRATEGY(IES) in which you are invested, only. If you withdraw your entire contract value, we deduct the fee from that withdrawal.


TRANSFER FEE


We currently allow 15 free transfers between investment options, without incurring a transfer charge per contract year. We charge you $25 for each additional transfer in any contract year ($10 in Pennsylvania and Texas).



OPTIONAL SEASONS ESTATE ADVANTAGE FEE


Please see page 23 of this prospectus for additional information regarding the Seasons Estate Advantage fee.


OPTIONAL EARNINGS ADVANTAGE FEE



Please see page 24 of this prospectus for additional information regarding the Optional Earnings Advantage fee.


OPTIONAL INCOME PROTECTOR FEE


Please see page 30 of this prospectus for additional information regarding the Income Protector fee.


PREMIUM TAX

Certain states charge the Company a tax on the premiums you pay into the contract. We deduct from your contract these premium tax charges. Currently we deduct the charge for premium taxes when you fully surrender or annuitize the contract. In the future, we may assess this deduction at the time you put Purchase Payment(s) into the contract or upon payment of a death benefit.


APPENDIX C provides more information about premium taxes.

INCOME TAXES

We do not currently deduct income taxes from your contract. We reserve the right to do so in the future.

REDUCTION OR ELIMINATION OF CHARGES AND EXPENSES, AND ADDITIONAL AMOUNTS
CREDITED

Sometimes sales of the contracts to groups of similarly situated individuals may lower our administrative and/or sales expenses. We reserve the right to reduce or waive certain charges and expenses when this type of sale occurs. In addition, we may also credit additional interest to policies sold to such groups. We determine which groups are eligible for such treatment. Some of the criteria we evaluate to make a determination are: size of the group; amount of expected Purchase Payments; relationship existing between us and prospective purchaser; nature of the purchase; length of time a group of contracts is expected to remain active; purpose of the purchase and whether that purpose increases the likelihood that our expenses will be reduced; and/or any other factors that we believe indicate that administrative and/or sales expenses may be reduced.

Anchor National may make such a determination regarding sales to its employees, it affiliates' employees and employees of currently contracted broker-dealers; its registered representatives and immediate family members of all of those described.

We reserve the right to change or modify any such determination or the treatment applied to a particular group, at any time.

INCOME OPTIONS
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ANNUITY DATE

During the Income Phase, the money in your Contract is used to make regular income payments to you. You may switch to the Income Phase any time after your second contract anniversary. You select the month and year in which you want income payments to begin. The first day of that month is the Annuity Date. You may change your Annuity Date, so long as you do so at least seven days before the income payments are scheduled to begin. Once you begin receiving income payments, you cannot change your Income Option. Except as discussed under Option 5, once you begin receiving income payments, you cannot otherwise access your money through a withdrawal or surrender. Other pay out options may be available. Contact our Annuity Service Center for more information.

Income payments must begin on or before your 95th birthday or on your tenth contract anniversary, whichever occurs later. If you do not choose an Annuity Date, your income payments will automatically begin on this date (latest Annuity Date.) Certain states may require your income payments to start earlier.


If the Annuity Date is past your 85th birthday, your contract could lose its status as an annuity under Federal tax laws. This may cause you to incur adverse tax consequences. In addition, certain Qualified contracts require you to take minimum distributions after you reach age 70 1/2. SEE TAXES ON PAGE 33.


INCOME OPTIONS


Currently, this Contract offers five Income Options. Other income options may be available. Please check with the Annuity Service Center for details. If you elect to receive income payments but do not select an option, your income payments will be made in accordance with Option 4 for a period of 10 years. For income payments selected for joint lives, we pay according to Option 3.


We base our calculation of income payments on the life of the Annuitant and the annuity rates set forth in your contract. As the contract owner, you may change the Annuitant at any time prior to the Annuity Date. You must notify us if the Annuitant dies before the Annuity Date and then designate a new Annuitant.

OPTION 1 - LIFE INCOME ANNUITY

This option provides income payments for the life of the Annuitant. Income payments stop when the Annuitant dies.

OPTION 2 - JOINT AND SURVIVOR LIFE ANNUITY

This option provides income payments for the life of the Annuitant and for the life of another designated person. Upon the death of either person, we will continue to make income payments during the lifetime of the survivor. Income payments stop whenever the survivor dies.


OPTION 3 - JOINT AND 100% SURVIVOR LIFE ANNUITY WITH 10 OR 20 YEAR PERIOD
CERTAIN



This option is similar to Option 2 above, with an additional guarantee of payments for at least 10 or 20 years. If the Annuitant and the Survivor die before all of the payments have been made, the remaining payments are made to the Beneficiary under your Contract.


OPTION 4 - LIFE ANNUITY WITH 10 OR 20 YEAR PERIOD CERTAIN

This option is similar to Option 1 above. In addition, this option provides a guarantee that income payments will be made for at least 10 or 20 years. You select the number of years. If the Annuitant dies before all guaranteed income payments are made, the remaining income payments go to the Beneficiary under your Contract.

OPTION 5 - INCOME FOR A SPECIFIED PERIOD

This option provides income payments for a guaranteed period ranging from 5 to 30 years. If the Annuitant dies before all the guaranteed income payments are made, the remaining income payments are made to the Beneficiary under your contract. Additionally, if variable income payments are elected under this option, you (or the Beneficiary under the contract if the Annuitant dies prior to all guaranteed payments being made) may redeem the contract value (in full or in part) after the Annuity Date. The amount available upon such redemption would be the discounted present value of any remaining guaranteed payments. The value of an Annuity Unit, regardless of the option chosen, takes into account the mortality and expense risk charge. Since Option 5 does not contain an element of mortality risk, no benefit is derived from this charge.

We make income payments on a monthly, quarterly, semi-annual or annual basis. You instruct us to send you a check or to have the payments direct deposited into your bank account. If state law allows, we distribute annuities with a contract value of $5,000 or less in a lump sum. Also, if the selected income option results in annuity payments of less than $50 per payment, we may decrease the frequency of the payments, state law allowing.

ALLOCATION OF ANNUITY PAYMENTS

You can choose income payments that are fixed, variable or both. If payments are fixed, Anchor National guarantees the amounts of each payment. If the payments are variable, the amounts are not guaranteed. They will go up and/or down based upon the performance of the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) or SEASONS STRATEGY(IES) in which you invest.

FIXED OR VARIABLE INCOME PAYMENTS

If at the date when income payments begin you are invested in the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and/or SEASONS STRATEGY(IES) only, your income payments will be variable. If your money is only in fixed accounts at that time, your income payments will be fixed in amount. If you are invested in both fixed and variable options at the time you begin the Income Phase, a portion of your income payments will be fixed and a portion will be variable.

INCOME PAYMENTS

Your income payments will vary if you are invested in the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and/or SEASONS STRATEGY(IES) after the Annuity date depending on four factors:

     - for life options, your age when payments begin,

     - the value of your contract in the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and/or SEASONS STRATEGY(IES) on the Annuity Date,

     - the 3.5% assumed investment rate for variable income payments used in the annuity table for the contract, and;

     - the performance of the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and/or SEASONS STRATEGY(IES) in which you are invested during the time you receive income payments.

If you are invested in both the fixed account options and the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and/or SEASONS STRATEGY(IES) after the Annuity Date, the allocation of funds between the fixed accounts and SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and/or SEASONS STRATEGY(IES) also impacts the amount of your annuity payments.

TRANSFERS DURING THE INCOME PHASE

During the Income Phase, one transfer per month is permitted between the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and SEASONS STRATEGY(IES). No other transfers are allowed during the Income Phase.

DEFERMENT OF PAYMENTS

We may defer making fixed payments for up to six months, or less if required by law. Interest is credited to you during the deferral period.

Please read the Statement of Additional Information, available upon request, for a more detailed discussion of the income options.

INCOME PROTECTOR


You may elect to enroll in the Income Protector Program. The Income Protector Program offers you the ability to receive a guaranteed fixed minimum retirement income when you choose to switch to the Income Phase. Income Protector should be regarded only as a "safety net". If you elect the Income Protector you can know the level of minimum income that will be available to you upon annuitization, regardless of fluctuating market conditions. In order to utilize the program, you must follow the provisions discussed below.



The minimum level of Income Protector benefit available is generally based upon your Purchase Payments remaining in your contract at the time you decide to begin taking income. If available and elected, a growth rate can provide increased levels of minimum guaranteed income. We charge a fee for the Income Protector benefit. The amount of the fee and levels of income protection available to you are described below. This feature may not be available in your state. Once you have made an Income Protector election it can not be changed or terminated. Check with your financial advisor regarding availability.



You are not required to use the Income Protector to receive income payments. The general provisions of your contract provide other income options. However, we will not refund fees paid for the Income Protector if you begin taking income payments under the general provisions of your contract. In addition, if applicable, surrender charges will be assessed upon your beginning the Income Phase, if you annuitize under the Income Protector Program. YOU MAY NEVER NEED TO RELY UPON INCOME PROTECTOR IF YOUR CONTRACT PERFORMS WITHIN A HISTORICALLY ANTICIPATED RANGE. HOWEVER, PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS.

Certain federal tax code restrictions on the income options available to qualified retirement investors may have an impact on your ability to benefit from this feature. Qualified investors should read NOTE TO QUALIFIED CONTRACT HOLDERS, below.

HOW DO WE DETERMINE THE AMOUNT OF YOUR MINIMUM GUARANTEED INCOME?


If you elect the Income Protector Program, we base the amount of minimum retirement income available to you upon a calculation we call the Income Benefit Base. At the time your enrollment in the Income Protector program becomes effective, your Initial Income Benefit Base is equal to your contract value. If elected, your participation becomes effective on either the date of issue of the contract (if the feature is elected at the time of application) or on the contract anniversary following your enrollment in the program.


The Income Benefit Base is only a calculation. It does not represent a contract value, nor does it guarantee performance of the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) or SEASONS STRATEGY(IES) in which you invest.

Your Income Benefit Base increases if you make subsequent Purchase Payments and decreases if you withdraw money from your contract. The exact Income Benefit Base calculation is equal to (a) plus (b) minus (c) where:

     (a) is equal to, for the first year of calculation, your contract value on the date your participation became effective, and for each subsequent year of calculation, the Income Benefit Base of your prior contract anniversary, and;

     (b) is equal to the sum of all subsequent Purchase Payments made into the contract since the prior contract anniversary, and;


     (c) is equal to all withdrawals and applicable fees, charges and any negative MVA (but excluding administration fees, mortality and expense charges and the fee for enrollment into the program) since the prior contract anniversary, including premium taxes, in an amount proportionate to the amount by which such withdrawals decreased your contract value. Your Income Benefit Base may accumulate at the elected growth rate, if available, from the date your election becomes effective through your Income Benefit Date.



Any applicable growth rate will reduce to 0% on the anniversary immediately after the annuitant's 90th birthday.



LEVEL OF PROTECTION



If you decide that you want the protection offered by the Income Protector Program, you must elect the Income Protector by completing the Income Protector Election form available through our Annuity Service Center. You may only elect one of the offered alternatives, if more than one is available, and you can never change your election once made.



Your Income Benefit Base will begin accumulating at the applicable growth rate on the contract anniversary following our receipt of your completed election form. In order to obtain the benefit of the Income Protector you may not begin the Income Phase for at least ten years following your election. You may not elect the Income Protector Program if the required waiting period before beginning the income phase would occur later than your latest Annuity Date.



The Income Protector option(s) currently available under this contract are:



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                                                            FEE AS OF % OF YOUR INCOME             WAITING PERIOD BEFORE THE
            OPTION                   GROWTH RATE                   BENEFIT BASE                          INCOME PHASE
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     Income Protector Base                0%                           0.10%                               10 years
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ENROLLING IN THE PROGRAM

If you decide that you want the protection offered by the Income Protector program, you must elect the Program by completing the Income Protector Election Form. You can not terminate your enrollment once elected.

ELECTING TO RECEIVE INCOME


You may elect to begin the Income Phase of your contract using the Income Protector Program only within the 30 days after the 10th or later contract anniversary following the effective date of your Income Protector participation.


The contract anniversary prior to your election to begin receiving income payments is your Income Benefit Date. We calculate your Income Benefit Base as of that date to use in determining your guaranteed minimum fixed retirement income. To determine the minimum guaranteed retirement income available to you, we apply your final Income Benefit Base to the annuity rates stated in your Income Protector endorsement for the income option you select. You then choose if you would like to receive the income annually, semi-annually, quarterly or monthly for the time guaranteed under your selected income option. Your final Income Benefit Base is equal to (a) minus (b) where:

     (a) is your Income Benefit Base as of your Income Benefit Date, and;

     (b) is any partial withdrawals of contract value and any charges applicable to those withdrawals (including any negative MVA) and any withdrawal charges otherwise applicable, calculated as if you fully surrender your contract as of the Income Benefit Date, and any applicable premium taxes.

The income options available when using the Income Protector feature to receive your retirement income are:

     - Life Annuity with 10 years guaranteed, or

     - Joint and 100% Survivor Life Annuity with 20 years guaranteed

At the time you elect to begin receiving income payments, we will calculate your income payments using both your Income Benefit Base and your contract value. We will use the same income option for each calculation; however, the annuity factors used to calculate your income under the Income Protector feature will be different. You will receive whichever provides a greater stream of income. If you elect to receive income payments using the Income Protector feature your income payments will be fixed in amount.

NOTE TO QUALIFIED CONTRACT HOLDERS

Qualified contracts generally require that you select an income option that does not exceed your life expectancy. That restriction, if it applies to you, may limit the benefit of the Income Protector program. To utilize the Income Protector feature, you must take income payments under one of the two income options described above. If those income options exceed your life expectancy, you may be prohibited from receiving your guaranteed fixed income under the program. If you own a Qualified contract to which this restriction applies and you elect the Income Protector program, you may pay for this minimum guarantee and not be able to realize the benefit.

Generally, for Qualified contracts:

     - for the Life Annuity with 10 years guaranteed, you must annuitize before age 79, and;

     - for the Joint and 100% Survivor Annuity with 20 years guaranteed, both annuitants must be 70 or younger or one of the annuitants must be 65 or younger upon annuitization. Other age combinations may be available.


You may wish to consult your tax advisor for information concerning your particular circumstances. SEE APPENDIX D FOR AN EXAMPLE OF THE OPERATION OF THE INCOME PROTECTOR FEATURE.

FEES ASSOCIATED WITH THE INCOME PROTECTOR PROGRAM


If you elect to participate in the Income Protector program we deduct an annual fee equal to 10% of your Income Benefit Base from your contract value on each contract anniversary beginning with the contract anniversary following the anniversary on which your enrollment in the program becomes effective. We deduct this charge from your contract value on every contract anniversary up to and including your Income Benefit Date. Additionally, if you fully surrender your contract prior to your contract anniversary, we will deduct the fee at the time of surrender based on your Income Benefit Base as of the surrender date. Once elected, the Income Protector Program and its corresponding charges may not be terminated until full surrender or annuitization of the contract occurs.



TAXES

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NOTE: WE PREPARED THE FOLLOWING INFORMATION ON TAXES AS A GENERAL DISCUSSION OF THE SUBJECT. IT IS NOT TAX ADVICE. WE CAUTION YOU TO SEEK COMPETENT TAX ADVICE ABOUT YOUR OWN CIRCUMSTANCES. WE DO NOT GUARANTEE THE TAX STATUS OF YOUR ANNUITY. TAX LAWS CONSTANTLY CHANGE, THEREFORE WE CANNOT GUARANTEE THAT THE INFORMATION CONTAINED HEREIN IS COMPLETE AND/OR ACCURATE.

ANNUITY CONTRACTS IN GENERAL


The Internal Revenue Code ("federal tax code" or "IRC") provides for special rules regarding the tax treatment of annuity contracts. Generally, taxes on the earnings in your annuity contract are deferred until you take the money out. Qualified retirement investments automatically provide tax deferral regardless of whether the underlying contract is an annuity. Different rules apply depending on how you take the money out and whether your contract is Qualified or Non-qualified.


If you do not purchase your contract under a pension plan, a specially sponsored employer program or an individual retirement account, your contract is referred to as a Non-qualified contract. A Non-qualified contract receives different tax treatment than a Qualified contract. In general, your cost basis in a Non-qualified contract is equal to the Purchase Payments you put into the contract. You have already been taxed on the cost basis in your contract.

If you purchase your contract under a pension plan, a specially sponsored employer program or as an individual retirement account, your contract is referred to as a Qualified contract. Examples of Qualified plans are: Individual Retirement Accounts ("IRAs"), Roth IRAs, Tax-Sheltered Annuities (referred to as 403(b) contracts), H.R. 10 Plans (referred to as Keogh Plans) and pension and profit sharing plans, including 401(k) plans. Typically you have not paid any tax on the Purchase Payments used to buy your contract and therefore, you have no cost basis in your contract.

TAX TREATMENT OF DISTRIBUTIONS--NON-QUALIFIED CONTRACTS

If you make a withdrawal from a Non-qualified contract, the federal tax code treats such a withdrawal as first coming from the earnings and then as coming from your Purchase Payments. For annuity payments, any portion of each payment that is considered a return of your Purchase Payment will not be taxed. Withdrawn earnings are treated as income to you and are taxable. The federal tax code provides for a 10% penalty tax on any earnings that are withdrawn other than in conjunction with the following circumstances: (1) after reaching age
59 1/2; (2) when paid to your Beneficiary after you die; (3) after you become disabled (as defined in the federal tax code); (4) in a series of substantially equal installments made for your life or for the joint lives of you and you Beneficiary; (5) under an immediate annuity; or (6) which come from Purchase Payments made prior to August 14, 1982.

TAX TREATMENT OF DISTRIBUTIONS--QUALIFIED CONTRACTS

Generally, you have not paid any taxes on the Purchase Payments used to buy a Qualified contract. Any amount of money you take out as a withdrawal or as income payments is taxable income. The federal tax code further provides for a 10% penalty tax on any withdrawal or income payment paid to you other than in conjunction with the following circumstances: (1) after reaching age 59 1/2; (2) when paid to your Beneficiary after you die; (3) after you become disabled (as defined in the federal tax code); (4) in a series of substantially equal installments made for your life or for the joint lives of you and your Beneficiary; (5) to the extent such withdrawals do not exceed limitations set by the federal tax code for amounts paid during the taxable year for medical care; (6) to fund higher education expenses (as defined in federal tax code); (7) to fund certain first-time home purchase expenses; and, except in the case of an IRA; (8) when you separate from service after attaining age 55; and (9) when paid to an alternate payee pursuant to a qualified domestic relations order.

The federal tax code limits the withdrawal of Purchase Payments from certain Tax-Sheltered Annuities. Withdrawals can only be made when an owner: (1) reaches age 59 1/2; (2) leaves his or her job; (3) dies; (4) becomes disabled (as defined in the federal tax code); or (5) in the case of hardship. In the case of hardship, the owner can only withdraw Purchase Payments. These restrictions do not apply to amounts transferred to another TSA contract under section 403(b) or to a custodial account under section 403(b)(7).


TAX TREATMENT OF NON-QUALIFIED CONTRACTS OWNED BY A TRUST OR CORPORATION



A Trust or Corporation ("Non-Natural Owner") that is considering purchasing this contract should consult a tax advisor. Generally, the IRC does not treat a Non-qualified contract owned by a non-natural owner as an annuity contract for Federal income tax purposes. The non-natural owner pays tax currently on the contract's value in excess of the owner's cost basis. SEE THE STATEMENT OF ADDITIONAL INFORMATION FOR A MORE DETAILED DISCUSSION OF THE POTENTIAL ADVERSE TAX CONSEQUENCES ASSOCIATED WITH NON-NATURAL OWNERSHIP OF A NON-QUALIFIED ANNUITY CONTRACT.



TAX TREATMENT OF GIFTS, PLEDGES AND/OR ASSIGNMENTS OF A NON-QUALIFIED CONTRACT



If you gift your Non-qualified contract to a person other than your spouse (or former spouse incident to divorce) you will pay federal tax on the contract's cash value to the extent it exceeds your cost basis. The recipient's cost basis will be increased by the amount on which you will pay federal taxes. Also, the IRC treats any assignment or pledge (or agreement to assign or pledge) of any portion of a Non-qualified contract as a withdrawal. PLEASE SEE THE STATEMENT OF ADDITIONAL INFORMATION FOR A MORE DETAILED DISCUSSION REGARDING POTENTIAL TAX CONSEQUENCES OF GIFTING, ASSIGNING OR PLEDGING A NON-QUALIFIED CONTRACT.


MINIMUM DISTRIBUTIONS

Generally, the IRS requires that you begin taking annual distributions from Qualified contracts by April 1, of the calendar year following the later of (1) the calendar year in which you attain age 70 1/2 or (2) for Qualified contracts other than IRAs the calendar year in which you retire. Minimum distributions are not required in a Roth IRA, during your lifetime. Failure to satisfy the minimum distribution requirements may result in a tax penalty. You should contact your tax advisor for more information.


The IRS has issued new proposed regulations regarding required minimum distributions from Qualified contracts. These new rules are to be effective January 1, 2002. However, these new rules may be used in determining required minimum distributions for 2001 by owners of IRAs, Tax-Sheltered Annuities and pension and profit sharing plans. You should consult your Qualified plan sponsor and your tax advisor to determine if these new rules are available for your benefit.


We currently waive surrender charges and MVA on withdrawals taken to meet minimum distribution requirements. Current operational practice is to provide a free withdrawal of the greater of the contract's maximum penalty free amount or the required minimum distribution amount for a particular contract (but not both).

You may elect to have the required minimum distribution amount on your contract calculated and withdrawn each year under the automatic withdrawal option. You may select either monthly, quarterly, semi-annual or annual withdrawals for this purpose. This service is provided as a courtesy and we do not guarantee the accuracy of our calculations. Accordingly, we recommend you consult your tax advisor concerning your required minimum distribution. You may terminate your election for automated minimum distribution at any time by sending a written request to our Annuity Service Center. We reserve the right to change, modify or discontinue the service at any time.

TAX TREATMENT OF DEATH BENEFITS

Any death benefits paid under the contract are taxable to the Beneficiary. The rules governing the taxation of payments from an annuity contract, as discussed above, generally apply whether the death benefits are paid as lump sum or annuity payments. Estate taxes may also apply.

Certain enhanced death benefits may be purchased under your contract. Although these types of benefits are used as investment protection and should not give rise to any adverse tax effects, the IRS could take the position that some or all of the charges for these death benefits should be treated as a partial withdrawal from the contract. In such case, the amount of the partial withdrawal may be includable in taxable income and subject to the 10% penalty if the owner is under 59 1/2.

If you own a Qualified contract and purchase these enhanced death benefits, the IRS may consider these benefits "incidental death benefits." The IRC imposes limits on the amount of the incidental death benefits allowable for Qualified contracts. If the death benefit(s) selected by you are considered to exceed these limits, the benefit(s) could result in taxable income to the owner of the Qualified contract. Furthermore, the IRC provides that the assets of an IRA (including a Roth IRA) may not be invested in life insurance, but may provide, in the case of death during the Accumulation Phase, for a death benefit payment equal to the greater of Purchase Payments or contract value. This Contract offers death benefits, which may exceed the greater of Purchase Payments or contract value. If the IRS determines that these benefits are providing life insurance, the contract may not qualify as an IRA (including Roth IRAs). You should consult your tax adviser regarding these features and benefits prior to purchasing a contract.

DIVERSIFICATION


The IRC imposes certain diversification requirements on the underlying investments for a variable annuity. We believe that the underlying Portfolios' management monitors the variable Portfolios so as to comply with these requirements. To be treated as a variable annuity for tax purposes, the underlying investments must meet these requirements.


The diversification regulations do not provide guidance as to the circumstances under which you, because of the degree of control you exercise over the underlying investments, and not Anchor National, would be considered the owner of the shares of the Portfolios. It is unknown to what extent owners are permitted to select investments, to make transfers among Portfolios or the number and type of Portfolios owners may select from. If any guidance is provided which is considered a new position, then the guidance would generally be applied prospectively. However, if such guidance is considered not to be a new position, it may be applied retroactively. This would mean you, as the owner of the contract, could be treated as the owner of the underlying variable investment Portfolios. Due to the uncertainty in this area, we reserve the right to modify the contract in an attempt to maintain favorable tax treatment.

PERFORMANCE
--------------------------------------------------------------------------------

From time to time we will advertise the performance of the SELECT PORTFOLIOS, FOCUSED PORTFOLIOS and/or SEASONS STRATEGIES. Any such performance results are based on historical earnings and are not intended to indicate future performance.

We advertise the Cash Management Portfolio's yield and effective yield. In addition, the other SELECT PORTFOLIOS, FOCUSED PORTFOLIOS and SEASONS STRATEGIES advertise total return, gross yield and yield-to-maturity. These figures represent past performance of the SELECT PORTFOLIOS, FOCUSED PORTFOLIOS and SEASONS STRATEGIES. These performance numbers do not indicate future results.


When we advertise performance for periods prior to the date the contracts were first issued, we derive the figures from the performance of the corresponding portfolios for the Trusts, if available. We modify these numbers to reflect charges and expenses as if the contract was in existence during the period stated in the advertisement.

Figures calculated in this manner do not represent actual historic performance of the particular SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and SEASONS STRATEGY(IES).


We may show performance of each SELECT PORTFOLIO, FOCUSED PORTFOLIO and/or SEASONS STRATEGY in comparison to various appropriate indices and the performance of other similar variable annuity products with similar objectives as reported by such independent reporting services as Morningstar, Inc., Lipper Analytical Services, Inc. and the Variable Annuity Research Data Service ("VARDS").

Please see the Statement of Additional Information, available upon request, for more information regarding the methods used to calculate performance data.


Anchor National may also advertise the rating and other information assigned to it by independent industry ratings organizations. Some of those organizations are A.M. Best Company ("A.M. Best"), Moody's Investor's Service ("Moody's"), Standard & Poor's Insurance Rating Services ("S&P"), and Fitch, IBA Duff & Phelps ("Duff & Phelps"). A.M. Best's and Moody's ratings reflect their current opinion of our financial strength and performance in comparison to others in the life and health insurance industry. S&P's and Duff & Phelps' ratings measure the ability of an insurance company to meet its obligations under insurance policies it issues. These two ratings do not measure the insurer's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the SELECT PORTFOLIOS, FOCUSED PORTFOLIOS or the SEASONS STRATEGIES.

OTHER INFORMATION
--------------------------------------------------------------------------------

ANCHOR NATIONAL

Anchor National is a stock life insurance company originally organized under the laws of the state of California in April, 1965. On January 1, 1996, Anchor National redomesticated under the laws of the state of Arizona.


Anchor National and its affiliates, SunAmerica Life Insurance Company, First SunAmerica Life Insurance Company, SunAmerica Asset Management Corporation and the SunAmerica Financial Network, Inc. (comprising six wholly owned broker-dealers), specialize in retirement savings and investment products and services. Business focuses include fixed and variable annuities, mutual funds and broker-dealer services.


THE SEPARATE ACCOUNT

Anchor National originally established a separate account, Variable Annuity Account Five (the "Separate Account"), under Arizona law on July 8, 1996. The Separate Account is registered with the SEC as a unit investment trust under the Investment Company Act of 1940, as amended.

Anchor National owns the assets in the Separate Account. However, the assets in the Separate Account are not chargeable with liabilities arising out of any other business conducted by Anchor National. Income gains and losses (realized and unrealized) resulting from assets in the Separate Account are credited to or charged against the Separate Account without regard to other income, gains or losses of Anchor National. Assets in the Separate Account are not guaranteed by Anchor National.

CUSTODIAN

State Street Bank and Trust Company, 255 Franklin Street, Boston, Massachusetts 02110, serves as the custodian of the assets of the Separate Account. Anchor National pays State Street Bank for services provided, based on a schedule of fees.

THE GENERAL ACCOUNT

Money allocated to the fixed account options goes into Anchor National's general account. The general account consists of all of Anchor National's assets other than assets attributable to a separate account. All of the assets in the general account are chargeable with the claims of any Anchor National contract holders as well as all of its creditors. The general account funds are invested as permitted under state insurance laws.

DISTRIBUTION OF THE CONTRACT

Registered representatives of broker-dealers sell the contract. We pay commissions to these representatives for the sale of the contracts. We do not expect the total commissions to exceed 7.5% of your Purchase Payments. We may also pay a bonus to representatives for contracts which stay active for a particular period of time, in addition to standard commissions. We do not deduct commissions paid to registered representatives directly from your Purchase Payments.

From time to time, we may pay or allow additional promotional incentives in the form of cash or other compensation. We reserve the right to offer these additional incentives only to certain broker-dealers that sell or are expected to sell, certain minimum amounts of the contract, or other contracts offered by us. Promotional incentives may change at any time.

SunAmerica Capital Services, Inc., 733 Third Avenue, 4th Floor, New York, New York 10017 distributes the contracts. SunAmerica Capital Services is an affiliate of Anchor National, and is a registered as a broker-dealer under the Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc.

No underwriting fees are paid in connection with the distribution of the contracts.

ADMINISTRATION

We are responsible for the administrative servicing of your contract. During the Accumulation Phase, you will receive confirmation of transactions within your contract. Transactions made pursuant to contractual or systematic agreements, such as deduction of the annual maintenance fee and dollar cost averaging, may be confirmed quarterly. Purchase payments received through the Automatic Payment Plan or a salary reduction arrangement, may also be confirmed quarterly. For all other transactions, we send confirmations immediately.

During the Accumulation and Income Phases, you will receive a statement of your transactions over the past quarter and a summary of your account values. Please contact our Annuity Service Center at 1-800-445-SUN2, if you have any comment, question or service request.

We send out transaction confirmations and quarterly statements. It is your responsibility to review these documents carefully and notify us of any inaccuracies immediately. We investigate all inquiries. To the extent that we believe we made an error, we retroactively adjust your contract, provided you notify us within 30 days of receiving the transaction confirmation or quarterly statement. Any other adjustments we deem warranted are made as of the time we receive notice of the error.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Separate Account. Anchor National and its subsidiaries engage in various kinds of routine litigation. In management's opinion, these matters are not of material importance to their respective total assets nor are they material with respect to the Separate Account.

OWNERSHIP


The Seasons Triple Elite Variable Annuity is a Flexible Payment Group Deferred Annuity contract. We issue a group contract to a contract holder for the benefit of the participants in the group. As a participant in the group, you will receive a certificate which evidences your ownership. As used in this prospectus, the term contract refers to your certificate. In some states, a Flexible Payment Individual Modified Guaranteed and Variable Deferred Annuity contract is available instead. Such a contract is identical to the contract described in this prospectus, with the exception that we issue it directly to the owner.


INDEPENDENT ACCOUNTANTS


The audited consolidated financial statements of Anchor National at December 31, 2000 and 1999, for the years ended December 31, 2000 and 1999, for the three months ended December 31, 1998 and for the year ended September 30, 1998 are incorporated herein by reference in this prospectus in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting. As of the date of this prospectus, sales of the Seasons Triple Elite Variable Annuity have not begun; therefore there are no separate account financial statements incorporated by reference.


REGISTRATION STATEMENT

A registration statement has been filed with the SEC under the Securities Act of 1933 relating to the contract. This prospectus does not contain all the information in the registration statement as permitted by SEC regulations. The omitted information can be obtained from the SEC's principal office in Washington, D.C., upon payment of a prescribed fee.

TABLE OF CONTENTS OF
STATEMENT OF ADDITIONAL INFORMATION

Additional information concerning the operations of the separate account is contained in a Statement of Additional Information ("SAI"), which is available without charge upon written request addressed to us at our Annuity Service Center, P.O. Box 54299, Los Angeles, California 90054-0299 or by calling (800) 445-SUN2. The contents of the SAI are tabulated below.

Separate Account............................................    3
General Account.............................................    4
Performance Data............................................    4
Income Payments.............................................    9
Annuity Unit Values.........................................   10
Taxes.......................................................   13
Distribution of Contracts...................................   18
Financial Statements........................................   18

APPENDIX A - MARKET VALUE ADJUSTMENT ("MVA")

--------------------------------------------------------------------------------


The MVA reflects the impact that changing interest rates have on the value of money invested at a fixed interest rate. The longer the period of time remaining in the term you initially agreed to leave your money in the fixed investment option, the greater the impact of changing interest rates. The impact of the MVA can be either positive or negative, and is computed by multiplying the amount withdrawn, transferred or annuitized by the following factor:


                            [(1+I/(1+J+L)](N/12) - 1


                                The MVA formula

                          may differ in certain states

where:

              I is the interest rate you are earning on the money invested in the fixed investment option;


              J is the interest rate then currently available for the period of time equal to the term you initially agreed to leave your money in the fixed investment option; and



              L is equal to 0.005, except in Florida where it is equal to 0.0025.


              N is the number of full months remaining in the term you initially agreed to leave your money in the fixed investment option.


EXAMPLES OF THE MVA


The examples below assume the following:


          (1) You made an initial Purchase Payment of $10,000 and in year 4 allocated it to the 3-year fixed investment option at a rate of 5%;



          (2) You make a partial withdrawal of $4,000 when 1 year (12 months) remain in the 3-year term you initially agreed to leave your money in the fixed investment option (N=12); and


          (3) You have not made any other transfers, additional Purchase Payments, or withdrawals.


No withdrawal charges are reflected because your Purchase Payment has been in the contract for three full years. If a withdrawal charge applies, it is deducted before the MVA. The MVA is assessed on the amount withdrawn less any withdrawal charges.


POSITIVE ADJUSTMENT


Assume that on the date of withdrawal, the interest rate in effect for a new Purchase Payments in the 3-year fixed investment option is 4%.



The MVA factor is


                         = [(1+I/(1+J+0.005)](N/12) - 1
                         = [(1.05)/(1.04+0.005)](12/12) - 1
                         = (1.004785)(1) - 1
                         = 1.004785 - 1
                         = +0.004785


The requested withdrawal amount is multiplied by the MVA factor to determine the
MVA:


                         $4,000 X (+0.004785) = +$19.14


$19.14 represents the MVA that would be added to your withdrawal.

NEGATIVE ADJUSTMENT


Assume that on the date of withdrawal, the interest rate in effect for new Purchase Payments in the 3-year fixed investment option is 6%.



The MVA factor is


                         = [(1+I)/(1+J+0.005)](N/12) - 1
                         = [(1.05)/(1.06+0.005)](12/12) - 1
                         = (0.985915)(1) - 1
                         = 0.985915 - 1
                         = -0.014085


The requested withdrawal amount is multiplied by the MVA factor to determine the
MVA:


                         $4,000 X (-0.014085) = -$56.34


$56.34 represents the MVA that will be deducted from the money remaining in the 3-year fixed investment option.

APPENDIX B - DEATH BENEFITS FOLLOWING SPOUSAL CONTINUATION

--------------------------------------------------------------------------------


The term "Continuation Net Purchase Payment" is used frequently to describe the death benefit options payable to the beneficiary of a Continuing Spouse. We define Continuation Net Purchase Payment as Net Purchase Payments made as of the Continuation Date plus any Purchase Payments recorded after the Continuation Date; and reduced for any withdrawals recorded after the Continuation Date, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal. For the purposes of calculating Continuation Net Purchase Payments, the amount that equals the contract value on the Continuation Date, including the Continuation Contribution is considered a Purchase Payment. If the Continuing Spouse makes no additional Purchase Payments or withdrawals, Continuation Net Purchase Payments equal the contract value on the Continuation Date, including the Continuation Contribution. All other capitalized terms have the meanings defined in the glossary and/or prospectus.



STANDARD DEATH BENEFIT PAYABLE UPON CONTINUING SPOUSE'S DEATH



I. If the Standard Death Benefit is applicable upon the Continuing Spouse's death and a Continuation Contribution was made we will pay the beneficiary the greater of:



        1. Continuation Net Purchase Payments compounded at a 3% annual growth rate from the Continuation Date until the earlier of age 75 or the date of death of the Continuing Spouse, plus any Purchase Payments recorded after the earlier of age 75 or the date of death of the Continuing Spouse; and reduced for any withdrawals recorded after the earlier of age 75 or the date of death, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal.



        2. The contract value on the date we receive all required paperwork and satisfactory proof of death.



II. If the Standard Death Benefit is applicable upon the Continuing Spouse's death and no Continuation Contributions was made we will pay the beneficiary the greater of:



        1. Net Purchase Payments compounded at a 3% annual growth rate from the date of issue until the earlier of age 75 or the date of death, plus any Purchase Payments recorded after the earlier of age 75 or the date of death; and reduced for any withdrawals recorded after the earlier of age 75 or the date of death, in the same proportion that the withdrawal reduced the contract value on the date of withdrawal.



        2. The contract value on the date we receive all required paperwork and satisfactory proof of death.



SEASONS ESTATE ADVANTAGE DEATH BENEFIT PAYABLE UPON CONTINUING SPOUSE'S DEATH



If Seasons Estate Advantage is applicable upon the Continuing Spouse's death, we will pay the Beneficiary the applicable death benefit under Option 1 or 2.



OPTION 1 - 5% ACCUMULATION:



I. If the 5% Accumulation Option is selected and a Continuation Contribution was made the death benefit is the greater of:



        a. The contract value on the date we receive all required paperwork and satisfactory proof of the Continuing Spouse's death; or



        b. Continuation Net Purchase Payments made from the Continuation Date including the Continuation Contribution, compounded to the earlier of the Continuing Spouse's 80th birthday or the date of death at a 5% annual growth rate, plus any Purchase Payments recorded after the 80th birthday or the date of death; and reduced for any withdrawals recorded after the 80th birthday or the date of death, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal, up to a maximum benefit of two times the Continuation Net Purchase Payments.

II. If 5% Accumulation Option is selected and no Continuation Contribution was made:



        a. The contract value on the date we receive all required paperwork and satisfactory proof of Continuing Spouse's death; or



        b. Net Purchase Payments made from the date of issue compounded to the earlier of the Continuing Spouse's 80th birthday or the date of death at a 5% annual growth rate, plus any Purchase Payments recorded after the 80th birthday or the date of death; and reduced for any withdrawals recorded after the 80th birthday or the date of death, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal, up to a maximum of two times the Net Purchase Payments.



If the Continuing Spouse dies after the latest Annuity Date and the 5% Accumulation option applied, any death benefit payable under the contract will be the Standard Death Benefit as described above. The Continuing Spouse's beneficiary will not receive any benefit from Seasons Estate Advantage.



OPTION 2 - MAXIMUM ANNIVERSARY VALUE:



III. If the Maximum Anniversary Value option is selected and if the Continuing Spouse is younger than age 90 at the time of death and a Continuation Contribution was made, the death benefit is the greatest of:



        a.  Continuation Net Purchase Payments; or



        b. The contract value on the date we receive all required paperwork and satisfactory proof of the Continuing Spouse's death; or



        c. The maximum anniversary value on any contract anniversary (of the original issue date) occurring after the Continuation Date but prior to the Continuing Spouse's 81st birthday. The anniversary value equals the value on the contract anniversary plus any Purchase Payments recorded after that anniversary; and reduced for any withdrawals recorded after that anniversary, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal.



IV. If the Maximum Anniversary Value option is selected and no Continuation Contribution was made the death benefit is the greatest of:



        a.  Net Purchase Payments; or



        b. The contract value on the date we receive all required paperwork and satisfactory proof of the Continuing Spouse's death; or



        c. The maximum anniversary value on any contract anniversary (of the original issue date) occurring after the issue date but before the Continuing Spouse's 81st birthday. The anniversary value equals the value on the contract anniversary plus any Purchase Payments recorded after that anniversary; and reduced for any withdrawals recorded after that anniversary, in the same proportion that the withdrawal reduced the contract value on the date of the withdrawal.



If the Continuing Spouse is age 90 or older at the time of death and the Maximum Anniversary Value option applied, the death benefit will be equal to the contract value at the time we receive all required paperwork and satisfactory proof of death. The Continuing Spouse's beneficiary will not receive any benefit from Seasons Estate Advantage. However, the Continuing Spouse's beneficiary may still receive a benefit from Earnings Advantage if the date of death is prior to the latest annuity date.



EARNINGS ADVANTAGE BENEFIT FOR SPOUSAL CONTINUATION:



The Earnings Advantage benefit may increase the death benefit amount. The Earnings Advantage benefit is only available if the original owner elected Earnings Advantage and it has not been discontinued or terminated. If the Continuing Spouse had earnings in the contract at the time of his/her death, we will add a percentage of those earnings (the "Earnings Advantage Percentage"), subject to a maximum dollar amount (the "Maximum Earnings Advantage Percentage"), to the death benefit payable.

The Contract Year of Death (from Continuation Date forward) will determine the Earnings Advantage Percentage and the Maximum Earnings Advantage amount, as set forth below:



--------------------------------------------------------------------------------------------
                         EARNINGS ADVANTAGE
CONTRACT YEAR OF DEATH       PERCENTAGE           MAXIMUM EARNINGS ADVANTAGE PERCENTAGE
--------------------------------------------------------------------------------------------
 Years 0 - 4               25% of earnings    25% of Continuation Net Purchase Payments
--------------------------------------------------------------------------------------------
 Years 5 - 9               40% of earnings    40% of Continuation Net Purchase Payments*
--------------------------------------------------------------------------------------------
 Years 10+                 50% of earnings    50% of Continuation Net Purchase Payments*
--------------------------------------------------------------------------------------------



*PURCHASE PAYMENTS RECEIVED AFTER THE 5TH CONTRACT ANNIVERSARY MUST REMAIN IN
 THE CONTRACT FOR AT LEAST SIX FULL MONTHS AT THE TIME OF YOUR DEATH TO BE INCLUDED AS PART OF CONTINUATION NET PURCHASE PAYMENTS FOR PURPOSES OF THE MAXIMUM EARNINGS ADVANTAGE CALCULATION.



What is the Contract Year of Death?


Contract Year of Death is the number of full 12 month periods starting on the Continuation Date and ending on the Continuing Spouse's date of death.



What is the Earnings Advantage amount?


We determine the Earnings Advantage amount based upon a percentage of earnings in the contract at the time of the Continuing Spouse's death. For the purpose of this calculation, earnings are defined as (1) minus (2) where



     (1) equals the contract value on the Continuing Spouse's date of death;



     (2) equals the Continuation Net Purchase Payment(s).



What is the Maximum Earnings Advantage amount?


The Earnings Advantage amount is subject to a maximum. The Maximum Earnings Advantage amount is a percentage of the Continuation Net Purchase Payments.



The Earnings Advantage benefit will only be paid if the Continuing Spouse's date of death is prior to the latest Annuity Date.



WE RESERVE THE RIGHT TO MODIFY, SUSPEND OR TERMINATE THE SPOUSAL CONTINUATION PROVISION (IN ITS ENTIRETY OR ANY COMPONENT) AT ANY TIME.

APPENDIX C - PREMIUM TAXES

--------------------------------------------------------------------------------

Premium taxes vary according to the state and are subject to change without notice. In many states, there is no tax at all. Listed below are the current premium tax rates in those states that assess a premium tax. For current information, you should consult your tax adviser.


                                                              QUALIFIED    NON-QUALIFIED
                           STATE                              CONTRACT       CONTRACT
                           -----                              ---------    -------------
California..................................................    0.50%          2.35%
Maine.......................................................       0%          2.00%
Nevada......................................................       0%          3.50%
South Dakota................................................       0%          1.25%*
West Virginia...............................................    1.00%          1.00%
Wyoming.....................................................       0%          1.00%


---------------

*on the 1st $500,000 of contract value, 0.80% on amount in excess of $500,000.

APPENDIX D - HYPOTHETICAL EXAMPLE OF THE OPERATION OF THE INCOME PROTECTOR

--------------------------------------------------------------------------------


This table assumes a $100,000 initial investment in a Non-qualified contract the election of the optional Income Protector program at contract issue, with no withdrawals, additional payments or premium taxes, no election of Seasons Estate Advantage or Earnings Advantage.



------------------------------------------------------------------------------------------------
                        ANNUAL INCOME IF YOU ANNUITIZE ON THE FOLLOWING CONTRACT ANNIVERSARIES:
  IF AT ISSUE YOU               10         11         12         15         19           20
  ARE . . .            1-9   (AGE 70)   (AGE 71)   (AGE 72)   (AGE 75)   (AGE 79)     (AGE 80)
------------------------------------------------------------------------------------------------
  Male (M), Age 60*    N/A    6,672      6,864      7,080      7,716      8,616        8,832
------------------------------------------------------------------------------------------------
  Female (F), Age 60*  N/A    5,880      6,060      6,252      6,900      7,860        8,112
------------------------------------------------------------------------------------------------
  M and F, Age 60**    N/A    5,028      5,136      5,244      5,544      5,868        5,928
------------------------------------------------------------------------------------------------



* Life Annuity with 10 Year Period Certain



**Joint and 100% Survivor Annuity with 20 Year Period Certain



The Income Protector program may not be available in all states. Check with your financial advisor for availability in your state.



We reserve the right to modify, suspend or terminate the program at any time.

--------------------------------------------------------------------------------


 Please forward a copy (without charge) to the Seasons Triple Elite Variable Annuity Statement of Additional Information to:


              (Please print or type and fill in all information.)

       ------------------------------------------------------------------
         Name

       ------------------------------------------------------------------
         Address

       ------------------------------------------------------------------
         City/State/Zip

       ------------------------------------------------------------------

       Date: ____________  Signed: ______________________________________

 Return to: Anchor National Life Insurance Company, Annuity Service Center,
 P.O. Box 52499, Los Angeles, California 90054-0299
--------------------------------------------------------------------------------

                                    PART II
                                    -------

                     Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution.
               -------------------------------------------

     The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.

               SEC registration fee .................................   $ 24,338.10
               Printing and engraving ...............................   $ 50,000
               Legal fees and expenses ..............................   $ 10,000
               Rating agency fees ...................................   $  7,500
               Miscellaneous ........................................   $ 10,000
                                                                        -----------
                   Total ............................................   $101,338.10


Item 15. Indemnification of Directors and Officers.
               ------------------------------------------

     Section 10-851 of the Arizona Corporations and Associations law permits the indemnification of directors, officers, employees and agents of Arizona corporations. Article Eight of the Company's Restated Articles of Incorporation, as amended and restated (the "Articles") and Article Five of the Company's By-Laws ("By-Laws") authorize the indemnification of directors and officers to the full extent required or permitted by the Laws of the State of Arizona, now or hereafter in force, whether such persons are serving the Company, or, at its request, any other entity, which indemnification shall include the advance of expenses under the procedures and to the full extent permitted by law. In addition, the Company's officers and directors are covered by certain directors' and officers' liability insurance policies maintained by the Company's parent. Reference is made to section 10-851 of the Arizona Corporations and Associations Law, Article Eight of the Articles, and Article Five of the By-Laws, which are incorporated herein by reference.

Item 16. Exhibits and Financial Statement Schedules.
               -------------------------------------------


               Exhibit No.   Description
               (1)           Underwriting Agreement***
               (2)           Plan of Acquisition, Reorganization,
                             Arrangement, Liquidation or Succession**
               (3)           (a)    Articles of Incorporation***
                             (b)    By-Laws+
               (4)           (a)    Vista Capital Advantage
                                    Fixed and Variable Contract***
                             (b)    Application for Contract***
               (5)           Opinion of Counsel re: Legality***
               (6)           Opinion re Discount on Capital Shares**
               (7)           Opinion re Liquidation Preference**
               (8)           Opinion re Tax Matters**
               (9)           Voting Trust Agreement**
               (10)          Material Contracts**
               (11)          Statement re Computation of Per Share
                               Earnings**
               (12)          Statement re Computation of Ratios**
               (14)          Material Foreign Patents**
               (15)          Letter re Unaudited Financial Information**
               (16)          Letter re Change in Certifying Accountant**
               (21)          Subsidiaries of Registrant***
               (23)          (a)    Consent of Independent Accountants*
                             (b)    Consent of Attorney***
               (24)          Powers of Attorney*****
               (25)          Statement of Eligibility of Trustee**
               (26)          Invitation for Competitive Bids**
               (27)          Financial Data Schedule****
               (28)          Information Reports Furnished to State
                               Insurance Regulatory Authority**
               (29)          Other Exhibits**

                                    *       Filed Herewith
                                    **      Not Applicable
                                    ***     Incorporated by Reference to
                                            Post-Effective Amendment No. 3
                                            to Registration Statement
                                            No. 33-81476 on Form S-1
                                            filed on 12-24-97.
                                    ****    Incorporated by Reference to
                                            Post-Effective Amendment No. 5
                                            to Registration Statement
                                            No. 33-81476 on Form S-1 filed
                                            on 12-24-98.
                                    *****   Incorporated by Reference to Post-
                                            Effective Amendment 9 to
                                            Registration Statement No. 33-81476
                                            on Form S-3 filed on December 19,
                                            2000
                                    +       Incorporated by Reference to
                                            Post-Effective Amendment 10 to this
                                            Registration Statement on
                                            April 10, 2001.

Item 17. Undertakings.
         ------------

               The undersigned registrant, Anchor National Life Insurance Company, hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and, where applicable, each filing of an employee benefit plan's annual report pursuant to
               Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on this 29th day of November, 2001.


                             By: ANCHOR NATIONAL LIFE INSURANCE COMPANY



                             By:   /s/ JAY S. WINTROB
                                -----------------------------------------
                                    Jay S. Wintrob
                                    President


        Pursuant to the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



        SIGNATURE            TITLE                            DATE
        ---------            -----                            ----
   JAY S. WINTROB*        Chief Executive Officer,
---------------------     President & Director                November 29, 2001
Jay S. Wintrob            (Principal Executive Officer)


N. SCOTT GILLIS*          Senior Vice President &             November 29, 2001
---------------------            Director
N. Scott Gillis           (Principal Financial Officer)


JAMES R. BELARDI*         Senior Vice President &             November 29, 2001
---------------------     Director
James R. Belardi


JANA W. GREER*            Senior Vice President &             November 29, 2001
---------------------     Director
Jana W. Greer


MAURICE S. HEBERT*        Vice President & Controller         November 29, 2001
---------------------     (Principal Accounting Officer)
Maurice S. Hebert


MARC H. GAMSIN*           Senior Vice President &             November 29, 2001
----------------------    Director
Marc H. Gamsin

By: /s/ CHRISTINE A. NIXON                                    November 29, 2001
   -----------------------
   Christine A. Nixon
   Attorney-in-Fact

        Date:  November 29, 2001
